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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Interline Brands, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Interline Brands, Inc.
801 West Bay Street
Jacksonville, Florida 32204
(904) 421-1400

March 27, 2008

Dear Stockholder:

        On behalf of the Board of Directors of Interline Brands, Inc., I am pleased to invite you to the 2008 Annual Meeting of Stockholders. The Annual Meeting will be held at 9:00 a.m., Eastern Time, on Thursday, May 8, 2008, at The Hyatt Regency Jacksonville Riverfront, 225 East Coast Lane Drive, Jacksonville, Florida 32202.

        Detailed information concerning Interline Brands, Inc.'s activities and operations during fiscal year 2007 is contained in our Annual Report, which is enclosed.

        Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. I encourage you to grant your proxy so that your shares will be represented at the Annual Meeting. Information on how you may vote your shares appears in the proxy statement. Your shares cannot be voted unless you grant your proxy or attend the Annual Meeting in person.

        The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely,

Michael J. Grebe Chairman and Chief Executive Officer

801 West Bay Street
Jacksonville, FL 32204
(904) 421-1400

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

        You are cordially invited to the 2008 Annual Meeting of Stockholders of Interline Brands, Inc., a Delaware corporation (the "Company"). The meeting will be held at The Hyatt Regency Jacksonville Riverfront, 225 East Coast Lane Drive, Jacksonville, Florida 32202, on Thursday, May 8, 2008, at 9:00 a.m., Eastern Time, for the purposes of voting on the following matters:

  1.
  The election of three (3) Class I members of the Board of Directors of the Company for a term of three (3) years;

  2.
  A proposal to approve amendments to the Company's 2004 Equity Incentive Plan, including to increase the number of shares of common stock reserved for issuance and available for grants thereunder to 3,800,000 as of January 1, 2008 and to change the method by which shares subject to full value awards granted thereunder are counted against the 2004 Equity Incentive Plan's share limit; and

  3.
  A proposal to ratify the selection of Deloitte & Touche, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 26, 2008.

        If you were a stockholder of record at the close of business on March 11, 2008, you are entitled to vote at the meeting. A list of stockholders as of the record date will be available for examination at the meeting.

        Whether or not you expect to attend the Annual Meeting in person, I encourage you to grant your proxy. Stockholders may grant a proxy over the Internet, the telephone or the mail by following the instructions in the proxy statement. Granting a proxy will not deprive you of the right to attend the Annual Meeting or to vote your shares in person.

By Order of the Board of Directors

Thomas J. Tossavainen Chief Financial Officer and Secretary

Jacksonville, Florida
March 27, 2008

The Company's Annual Report for the fiscal year ended December 28, 2007, accompanies this notice but is not incorporated as part of the enclosed proxy statement and should not be considered part of the proxy solicitation materials.

i

INTERLINE BRANDS, INC.

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

        This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Interline Brands, Inc., a Delaware corporation ("Interline" or the "Company"), of proxies to be used at the 2008 Annual Meeting of Stockholders to be held at The Hyatt Regency Jacksonville Riverfront, 225 East Coast Lane Drive, Jacksonville, Florida 32202, at 9:00 a.m., Eastern Time, on Thursday, May 8, 2008, and any adjournments or postponements thereof.

Distribution and Electronic Availability of Proxy Materials

        This year we are taking advantage of the new Securities and Exchange Commission ("SEC") rules that allow companies to furnish proxy materials to stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials ("Notice") by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice.

        We plan to mail the Notice to our stockholders on or about March 28, 2008. We will continue to mail a printed copy of this Proxy Statement and the accompanying form of proxy card to certain of our stockholders and we expect that mailing to begin on or about March 31, 2008.

        We first made available the proxy solicitation materials at www.proxyvote.com on or around March 28, 2008 to all of our stockholders entitled to vote at the Annual Meeting. You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com. Our 2007 Annual Report was made available at the same time and by the same methods.

Appointment of Proxy Holders

        Your Board of Directors asks you to appoint Michael Agliata, Corporate Counsel, and David C. Serrano, Vice President, Finance and Corporate Controller, as your proxy holders to vote your shares at the 2008 Annual Meeting of Stockholders. You make this appointment by voting the enclosed proxy card using one of the voting methods described below.

        If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by your Board.

        Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by your Board at the time this Proxy Statement was printed and which, under our Bylaws, may be properly presented for action at the Annual Meeting.

Who Can Vote

        Only stockholders who owned shares of our common stock at the close of business on March 11, 2008, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on March 11, 2008, we had 32,356,918 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of March 11, 2008. There is no cumulative voting in the election of directors.

How You Can Vote

        You may vote your shares at the Annual Meeting either in person, by Internet, by telephone or by mail as described below.

        Voting by Internet.    Go to www.proxyvote.com 24 hours a day, 7 days a week until 11:59 P.M. Eastern Time the day before the Annual Meeting. Have your Notice or proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

        Voting by Telephone.    On a touch-tone telephone, call toll free 1-800-690-6903, 24 hours a day, 7 days a week unti111:59 P.M. Eastern Time the day before the Annual Meeting. Have your Notice or proxy card in hand when you call and then follow the instructions.

        Voting by Mail.    Mark your selections on the proxy card, date, and sign your name exactly as it appears on the card, then mail it in the enclosed postage-paid envelope. You should mail the proxy card in plenty of time to allow delivery to prior to the Annual Meeting. Do not mail the proxy card if you are voting by Internet or by telephone.

        Voting at the Annual Meeting.    Voting by Internet, by telephone or by mail will not limit your right to vote at the Annual Meeting, if you decide to attend in person. Your Board recommends that you vote by Internet, by telephone or by mail, as it is not practical for most stockholders to attend the Annual Meeting and you can revoke your proxy if you decide to attend and vote in person at the Annual Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote at the Annual Meeting.

        If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares FOR the election of the nominees for director, FOR the approval of the amendments to Interline's 2004 Equity Incentive Plan and FOR the ratification of the appointment of independent registered public accountants.

Revocation of Proxies

        Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

  •
  by voting in person at the Annual Meeting;

  •
  by submitting written notice of revocation to the Secretary of the Company at the address of the principal executive offices of the Company prior to the Annual Meeting; or

  •
  by submitting another proxy of a later date prior to the Annual Meeting that is properly executed.

Required Vote; Effect of Abstentions and Broker Non-Votes

  Shares held in "Street Name" by a broker

        If you are the beneficial owner of shares held in "street name" by a broker, then your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, then your broker can vote your shares with respect to "discretionary" items but not with respect to "non-discretionary" items. A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange. Proposals 1 and 3 to be presented at the Annual Meeting are considered routine. On non-discretionary items for which you give no instructions, the shares will be treated as "broker non-votes" in respect of such item.

  Quorum

        A quorum, which is a majority of the outstanding shares as of March 11, 2008, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter.

  Proposal 1: Election of directors

        Directors are elected by an affirmative vote of a plurality of shares present in person or represented by proxy and entitled to vote. For purposes of the vote on Proposal 1, abstentions will have no effect on the results of the vote.

  Proposal 2: Amendments to the 2004 Equity Incentive Plan

        The adoption of the amendments to our 2004 Equity Incentive Plan, as described in further detail herein, are ratified by an affirmative vote of a majority of shares cast on such proposal, present in person or represented by proxy, provided that the total vote cast for the proposal represents over 50% of the outstanding shares of common stock entitled to vote on the proposal. For purposes of the vote on Proposal 2, an abstention or broker non-vote will have the effect of a vote against the proposal, unless holders of 50% in interest of all outstanding shares entitled to vote cast votes, in which event neither an abstention nor a broker non-vote will have any effect on the results of the vote.

  Proposal 3: Appointment of independent registered public accountants

        The appointment of our independent registered public accountants is ratified by an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote. For purposes of the vote on Proposal 3, abstentions will not be counted as votes cast or votes entitled to be cast on the item and will have no effect on the results of the vote.

Solicitation of Proxies

        Interline will pay the cost of printing and mailing proxy materials. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Important

        Please promptly vote and grant your proxy over the Internet, the telephone or the mail by following the instructions on your Notice or proxy card. This will not limit your rights to attend or vote at the Annual Meeting.

        All meeting attendees may be asked to present a valid, government-issued photo identification (federal, state or local), such as a driver's license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank or other nominee, before entering the meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the meeting.

OUR BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

        The table below sets forth information regarding the directors and executive officers of Interline.

Name	Age	Position
Michael J. Grebe	50	Chairman of the Board and Chief Executive Officer
William E. Sanford	48	President, Chief Operating Officer
Thomas J. Tossavainen	39	Chief Financial Officer and Secretary
Federico M. Bravo	51	Vice President, Field Sales
Pamela L. Maxwell	43	Vice President, Sales and Marketing, Pro Contractor and Resale Markets
Kenneth D. Sweder	38	Chief Merchandising Officer
Gideon Argov	51	Director
Michael E. DeDomenico	60	Director
John J. Gavin	51	Director
Barry J. Goldstein	65	Director
Ernest K. Jacquet	61	Director
Charles W. Santoro	48	Director
Drew T. Sawyer	40	Director

        Michael J. Grebe has served as Chairman of the Board of Directors and Chief Executive Officer of Interline and Interline Brands, Inc., a New Jersey corporation and our principal operating subsidiary ("Interline Opco"), since January 2007, as President, Chief Executive Officer and director of Interline since June 2004, as a director of Interline Opco since May 2000, as President of Interline Opco since October 1999 and as Chief Executive Officer of Interline Opco since January 2002. Previously, he served as the Chief Operating Officer of Interline Opco from November 1998 to June 2004. Prior to joining Interline, Mr. Grebe served as a Group Vice President of Airgas, Inc. ("Airgas") a distributor of industrial gases, from 1997 to 1998. Mr. Grebe joined Airgas following its acquisition of IPCO Safety, Inc., a national distributor of industrial safety supplies, of which he served as President from 1991 to 1996. Mr. Grebe also currently serves on the board of directors of Restaurant Technologies Inc.

        William E. Sanford has served as President and Chief Operating Officer of Interline and Interline Opco since March 2007, as Executive Vice President and Chief Operating Officer of Interline since June 2004 and Executive Vice President of Interline Opco since January 2002 and as the Chief Operating Officer of Interline Opco since June 2004. Previously, he served as the Senior Vice President of Interline Opco from April 1999 to January 2002, Chief Financial Officer from April 1999 to June 2004 and Secretary from April 1999 to May 2004. Prior to joining Interline Opco, Mr. Sanford served as Vice President, Corporate Development of MSC Industrial Direct Co., Inc., a distributor of industrial supplies, from January 1998 to March 1999. Prior to 1998, Mr. Sanford held various positions at Airgas, serving as Executive Vice President, Sales & Marketing from 1995 to 1998 and as President of its Pacific Northwest subsidiary from 1988 to 1993. Mr. Sanford serves on the board of directors of EverBank Financial Corp.

        Thomas J. Tossavainen has served as Chief Financial Officer of Interline and Interline Opco since May 2005. Mr. Tossavainen previously served as Vice President, Finance and Treasurer of Interline and Interline Opco, a position he had held since June 2004 with respect to Interline and since August 2001 with respect to Interline Opco. Prior to joining Interline Opco, Mr. Tossavainen served as the Director of Strategic Projects—Treasury at Airgas, Inc. from August 2000 to August 2001 and in other positions with Airgas from 1996 to 2000. Prior to that time, Mr. Tossavainen served in various financial positions for other organizations, including KPMG LLP. Mr. Tossavainen is a Certified Public Accountant.

        Federico M. Bravo has served as Vice President, Field Sales of Interline since June 2004 and of Interline Opco since October 2001. Mr. Bravo previously served as the National Sales Manager, Director of Sales and Vice President, Sales of Interline Opco. Prior to joining Interline Opco in 1996, Mr. Bravo served as Vice President of Sales of HMA Enterprises, Inc., a Texas-based MRO parts wholesaler, from

1987 to 1996. Mr. Bravo served as Vice President, Sales for Cherokee Holdings, Inc., a Houston based MRO wholesaler from 1985 to 1987.

        Pamela L. Maxwell has served as Vice President, Sales and Marketing, Pro Contractor and Resale Markets, of Interline since June 2004 and of Interline Opco since January 2001. Prior to joining Interline Opco, Ms. Maxwell served as President of Airgas Rutland Tool & Supply Co., Inc., a subsidiary of Airgas and a direct marketing distributor of metalworking products and MRO supplies, from November 1998 to December 2000. During her 17-year career at Airgas, Ms. Maxwell held a variety of positions ranging from sales management in the gas distribution division to marketing management in the direct industrial division.

        Kenneth D. Sweder has served as Chief Merchandising Officer of Interline since April 2007. Prior to joining Interline, Mr. Sweder was the First Vice President of Property Operations Strategy at Equity Residential Properties from June 2004 to April 2007, a management consultant at Bain & Company from June 2000 to May 2004, and a Vice President within the Corporate Banking division of PNC Bank from July 1991 to May 2000.

        Gideon Argov has served as a director of Interline since June 2004 and of Interline Opco since August 2001. Mr. Argov is currently the Chief Executive Officer of Entegris, Inc., a producer of semi-conductor manufacturing equipment. From 2001 to November 2004, he was a Managing Director of Parthenon Capital. Prior to joining Parthenon Capital, Mr. Argov served as Chairman, President and CEO of Kollmorgen Corporation from 1991 to 2000. Mr. Argov also currently serves on the boards of directors of Entegris, Inc., Fundtech and X-Rite, Inc.

        Michael E. DeDomenico has served as a director of Interline and Interline Opco since August 2005. Mr. DeDomenico is currently the Chairman and Chief Executive Officer of NuCO2 Inc., a national distributor of beverage gases and services. Prior to joining NuCO2, Mr. DeDomenico was, from 1998 to July 2000, President and Chief Executive Officer of Praxair Distribution, Inc., a subsidiary of Praxair Inc. Mr. DeDomenico had been employed by Union Carbide Corp. in various capacities since 1969 and when Praxair was spun-off by Union Carbide in 1992, he was named President of Praxair Canada. The following year he was appointed President of Praxair Europe and in March 1998 was named President and Chief Executive Officer of Praxair Distribution.

        John J. Gavin has served as lead independent director of Interline and of Interline Opco since March 2007 and as a director of Interline and of Interline Opco since June 2004. Mr. Gavin currently serves as a director and Vice Chairman, and was formerly the Chief Executive Officer, of DBM, Inc., a global human resources consulting firm. Prior to that, Mr. Gavin served as a director, President and Chief Operating Officer of Right Management Consultants from January 1999 to January 2004, and as Executive Vice President of Right Management Consultants from December 1996 through December 1998. Prior to joining Right Management Consultants, Mr. Gavin was with Andersen Worldwide from 1978 through 1996, where he was named a Partner in 1990. Mr. Gavin also currently serves on the boards of directors for Dollar Financial Corp., CSS Industries, Inc., GCA Services, Inc. and Catholic Health East, a multi-institutional Catholic health system.

        Barry J. Goldstein has served as a director of Interline since June 2004 and of Interline Opco since April 2004. In October 2000, Mr. Goldstein retired as Executive Vice President and Chief Financial Officer of Office Depot, Inc., which he joined as Chief Financial Officer in May 1987. Mr. Goldstein was with Grant Thornton from 1969 through May 1987, where he was named a Partner in 1976. Mr. Goldstein also currently serves on the board of directors of Noble Environmental Power, LLC.

        Ernest K. Jacquet has served as a director of Interline since June 2004, as a director of Interline Opco since May 2000, and as Chairman of the Board of Directors of Interline and of Interline Opco from June 2004 to December 2006. Mr. Jacquet is a founder and Managing Partner of Parthenon Capital, LLC. Prior to co-founding Parthenon Capital in 1998, Mr. Jacquet was a general partner of Summit Partners from April 1990 through May 1998 and a principal of Bain Capital. In addition, he was a director of Wilmar

Industries, Inc., our corporate predecessor, from 1995 until May 2000. Mr. Jacquet also currently serves on the board of directors of Xanboo.

        Charles W. Santoro has served as a director of Interline since June 2004 and of Interline Opco since May 2000. Mr. Santoro is a co-founder and Managing Partner of Sterling Investment Partners, L.P. and Sterling Investment Partners II, L.P. Before founding Sterling Investment Partners in December 1999, Mr. Santoro was Vice Chairman, Investment Banking Division of Paine Webber Group Inc. from 1995 to May 2000. Prior to joining Paine Webber in 1995, Mr. Santoro was a Managing Director of Smith Barney Inc., in charge of the firm's Multi-Industry Group and New Business Development Group. Prior to that, Mr. Santoro was responsible for Smith Barney's cross-border investment banking activities in New York and London, where he sat on that firm's international board of directors. Mr. Santoro also currently serves on the Board of Visitors of Columbia College and on the boards of directors of a number of private companies and foundations.

        Drew T. Sawyer has served as a director of Interline since June 2004 and of Interline Opco since May 2000. Mr. Sawyer is currently the founder and Managing Director of Sawyer Capital, LLC, a private equity management company. Mr. Sawyer was a founding member of Parthenon Capital, LLC, acting as a Principal from 1998 to 2000 and then as a Partner through 2005. Prior to joining Parthenon Capital, Mr. Sawyer was a Principal at Parthenon Group from 1995 to 1998. Mr. Sawyer serves on the boards of directors of Canongate Golf, LLC, CEPS, Inc. and Nextworth Solutions, Inc. Mr. Sawyer also currently serves on the board of directors for GoodSports, Inc., a not-for-profit company.

        There are no family relationships among any of our directors or executive officers.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

        Our Board of Directors currently includes eight directors divided into three classes of directors, designated as Class I, Class II and Class III, with the directors in each class serving staggered three-year terms. Each class should consist, as nearly as possible, of one-third of the directors constituting the entire board. At present, Michael E. DeDomenico, John J. Gavin and Ernest K. Jacquet are serving as Class I directors, Barry J. Goldstein, Charles W. Santoro and Drew T. Sawyer are serving as Class II directors and Gideon Argov and Michael J. Grebe are serving as Class III directors. At this, the 2008 Annual Stockholders' Meeting, the term of office of the Class I directors will expire and new Class I directors will be elected for a full term of three years. At the 2009 Annual Stockholders' Meeting, the term of office of the Class II directors will expire and new Class II directors will be elected for a full term of three years. At the 2010 Annual Stockholders' Meeting, the term of office of the Class III directors will expire and new Class III directors will be elected for a full term of three years.

The Nominees

        The Nominating & Governance Committee of the Board of Directors has nominated, and the Board of Directors has designated, the three persons listed below for election as Class I directors at the Annual Meeting. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR these three nominees. Your Board of Directors knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to serve, the proxies will be voted for any nominee designated by your Board of Directors to fill the vacancy.

General Information About Nominees

        The age and board committee position with Interline, if any, of each nominee appears below. Ages are as of March 11, 2008. Information regarding the business experience during at least the last five years and directorships of other publicly-owned corporations of each director, as applicable, can be found above under "Our Board of Directors and Executive Officers."

Name	Age	Position
Michael E. DeDomenico	60	Compensation Committee Member
John J. Gavin	51	Lead Independent Director Nominating & Governance Committee Chairman Audit Committee Member
Ernest K. Jacquet	61	Nominating & Governance Committee Member

Vote Required

        An affirmative vote of the plurality of shares present in person or represented by proxy and entitled to vote will elect the three nominees as Class I directors for the specified three-year term. Unless marked to the contrary, proxies received will be voted FOR the nominees.

        Your Board of Directors recommends a vote FOR the election of the nominees set forth above as Class I directors of Interline.

Meeting Attendance

        Our Directors are expected to attend all Board meetings and meetings of committees on which they serve. Directors are also expected to spend the time they need and meet as frequently as necessary to discharge their responsibilities properly. The Chairman of the Board presides at all meetings of the Board, not including meetings of the non-employee Directors. In the absence of the Chairman of the Board, the Lead Independent Director or in the absence of the Lead Independent Director, a Director chosen by a majority of the Directors present, will preside at the meeting. The Lead Independent Director presides at all meetings of the non-employee Directors. In the absence of the Lead Independent Director, a Director chosen by the majority of members present will preside at the meeting. Overall, from December 30, 2006 through December 28, 2007, our Board met four times. All of our Directors attended at least 75% of the regular meetings of the Board and all meetings of committees on which they served in 2007. A total of seven Directors attended our 2007 Annual Meeting of Stockholders.

Committees

        Our Board of Directors currently has three standing committees: the Audit Committee, the Nominating & Governance Committee and the Compensation Committee.

        The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our audit function and independent registered public accounting firm, and our compliance with legal and regulatory requirements. Messrs. Gavin, Goldstein and Sawyer are currently serving on the Audit Committee. Mr. Goldstein serves as Chairman of the Audit Committee and also qualifies as an independent "audit committee financial expert," as such term has been defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee of the Company met nine times between December 30, 2006 and December 28, 2007. A copy of the charter adopted by the Board of Directors for the Audit Committee can be found on our website at www.interlinebrands.com and is available in print to any stockholder who requests it.

        The Nominating & Governance Committee has the authority to identify individuals qualified to become board members and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders; develop and recommend to the Board a set of corporate governance principles applicable to the Company; oversee the evaluation of the Board and management; and annually evaluate its performance. The Nominating & Governance Committee currently consists of Messrs. Argov, Gavin and Jacquet. Mr. Gavin serves as Chairman of the Nominating & Governance Committee. The Nominating & Governance Committee met once between December 30, 2006 and December 28, 2007. A copy of the charter adopted by the Board of Directors for the Nominating & Governance Committee can be found on our website at www.interlinebrands.com and is available in print to any stockholder who requests it.

        The Compensation Committee has the authority to approve salaries and bonuses and other compensation matters for our executive officers. In addition, the Compensation Committee has the authority to approve employee benefit plans as well as administer our 2000 Stock Award Plan and 2004 Equity Incentive Plan. The Compensation Committee currently consists of Messrs. Argov, DeDomenico and Santoro. Mr. Argov serves as Chairman of the Compensation Committee. The Compensation Committee of the Company met five times between December 30, 2006 and December 28, 2007. A copy of the charter adopted by the Board of Directors for the Compensation Committee can be found on our website at www.interlinebrands.com and is available in print to any stockholder who requests it.

        We believe that all members of the Audit, the Nominating & Governance and the Compensation Committees meet the independence standards of the New York Stock Exchange ("NYSE") and SEC rules and regulations.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee.

Independence of Board Members

        Our Board reviews each Director's independence annually in accordance with the standards set forth in our Corporate Governance Guidelines and the requirements of the NYSE. No member of our Board will be considered independent unless the Nominating & Governance Committee determines that the Director has no material relationship with us that would affect the Director's independence and the Director satisfies the independence requirements of all applicable laws, rules and regulations. To facilitate the analysis of whether a Director has a relationship with us that could affect his or her independence, in our Corporate Governance Guidelines we have identified the following categories of relationships which should not affect a Director's independence and therefore are deemed immaterial:

  •
  a Director or an immediate family member is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the company for which he or she serves as an executive officer;

  •
  a Director or an immediate family member is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer of and such indebtedness is not past due; and

  •
  a Director or an immediate family member serves as an officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to the organization are less than one percent of that organization's total annual charitable receipts (the Company's automatic matching of employee charitable contributions will not be included in the amount of the Company's contributions for this purpose).

        The following relationships, amongst others, will be considered material relationships that would impair a Director's independence, absent a determination by the Board to the contrary:

  •
  a Director or an immediate family member is a partner of or of counsel to a law firm that performs substantial legal services to the Company on a regular basis; and

  •
  a Director or an immediate family member is a partner, officer or employee of an investment bank or consulting firm that performs substantial services to the Company on a regular basis.

        Business relationships, other than those enumerated above, between the Company and an entity for which the Director or an immediate family member serves as an officer or general partner or of which the Director or an immediate family member is the owner of more than five percent of the outstanding equity interests will be evaluated by reference to the following criteria:

  •
  is the business arrangement usually and customarily offered to customers or suppliers by the Company?

  •
  is the arrangement offered on substantially similar terms as those prevailing at the time for comparable transactions with other customers or suppliers under similar circumstances?

  •
  in the event that (i) a proposed arrangement was not made or (ii) an existing arrangement was terminated in the normal course of business, would that action reasonably be expected to have a material and adverse effect on the financial condition, results of operations, or business of the recipient?

        Our Board reviewed Director independence based on an application of these categorical standards and has determined that each of our Directors, other than Michael J. Grebe, our Chairman and Chief Executive Officer, is an "independent director" in accordance with the corporate governance rules of the NYSE.

Communications with the Board

        Stockholders and other interested parties may communicate with the Board of Directors, including non-employee Directors, by submitting such communications in writing to the following address: Board of Directors, Interline Brands, Inc., 801 West Bay Street, Jacksonville, Florida 32204. Such communications will be delivered directly to the Board or the appropriate member or members of the Board.

Executive Sessions of Non-employee Directors

        To promote open discussion among the non-employee Directors, and in accordance with NYSE corporate governance requirements, the Board schedules regular executive sessions in which those Directors meet without management participation. Effective March 1, 2007, the Board elected Mr. Gavin as Lead Independent Director to preside over executive sessions. In the absence of the Lead Independent Director, a Director chosen by the majority of members present at the session will preside over the executive session.

Corporate Governance Guidelines

        Our Board and management have a strong commitment to effective corporate governance. The Company adopted a comprehensive corporate governance framework for its operations (the "Corporate Governance Guidelines") in preparation for its initial public offering of December 16, 2004. The key items addressed by the Corporate Governance Guidelines are:

  •
  Director qualification standards.

  •
  Director responsibilities.

  •
  Director access to management.

  •
  Director compensation.

  •
  Director orientation and continuing education.

  •
  Management succession.

  •
  Annual performance evaluation of the Board.

        A copy of the Corporate Governance Guidelines is available on the Company's website at www.interlinebrands.com and is available in print to any stockholder who requests it.

Code of Conduct and Ethics

        On December 11, 2004, the Board adopted a Code of Conduct and Ethics on behalf of the Company. The Code of Conduct and Ethics applies to all of the Company's directors, officers (including its chief executive officer, chief financial officer, controller and any person performing similar functions) and employees. Our Code of Conduct and Ethics is posted on our website at www.interlinebrands.com and is available in print to any stockholder who requests it.

Director Nominations

        At present, the Nominating & Governance Committee determines nominees for director. The Nominating & Governance Committee, in making its selection of director candidates, considers the appropriate skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time.

        The Nominating & Governance Committee considers a number of factors in selecting director candidates, including:

  •
  the ethical standards and integrity in personal and professional dealings of the candidate;

  •
  the independence of the candidate under legal, regulatory and other applicable standards;

  •
  the diversity of the existing Board, so that we maintain a body of directors from diverse professional and personal backgrounds;

  •
  whether the skills and experience of the candidate will complement that of the existing Board;

  •
  the number of other public company boards of directors on which the candidate serves or intends to serve, with the expectation that the candidate will not serve on the boards of directors of more than three other public companies;

  •
  the ability and willingness of the candidate to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her Board duties;

  •
  the willingness of the candidate to be accountable for his or her decisions as a director; and

  •
  such other attributes of the candidate and external factors as the Board deems appropriate.

        The Committee has the discretion to weight these factors as it deems appropriate. The importance of these factors may vary from candidate to candidate.

        Generally, nominees for director are identified and suggested by the members of the Board or management using their business networks. In addition, the Board has retained executive search firms or other third parties to identify or evaluate director candidates in the past. The Nominating & Governance Committee will consider candidates recommended by our stockholders. Stockholders can submit the name and qualifications of any candidate to our Nominating & Governance Committee in accordance with the procedures described above under "Communications with the Board." The Nominating & Governance Committee may make such additional inquiries of the candidate or the proposing stockholder as it deems appropriate or necessary to allow the Nominating & Governance Committee to evaluate the stockholder's proposed candidate on the same basis as those candidates referred through directors, members of management or executive search firms. The Nominating & Governance Committee will not consider any candidate who it concludes does not meet its minimum director qualifications described above.

DIRECTOR COMPENSATION

        Our Directors, other than those who are our employees, receive an annual retainer of $40,000. The Lead Independent Director receives, in addition to the annual retainer, an annual fee of $10,000, the chair of the Audit Committee receives, in addition to the annual retainer, an annual fee of $10,000 and the chairs of the other committees of our Board receive, in addition to the annual retainer, annual fees of $5,000 each. All fees are payable quarterly. At the election of the respective Director, fees are payable in either cash, shares of our common stock or deferred stock units.

        Each non-employee Director also receives an annual award of (i) 7,500 options, vesting one year after the date of grant, to purchase shares of our common stock with a fair market value exercise price as of the date of grant and (ii) 1,250 deferred stock units that are paid in common stock upon the earlier of a change in control or one year after the Director leaves the Board. Options, restricted stock awards, deferred stock units and shares of common stock are awarded under, and governed by, our 2004 Equity Incentive Plan.

        No additional fees are paid to Directors for attendance at board or committee meetings. All Director compensation is contingent upon a Director attending a minimum of 75% of our regular meetings each year.

        The following table summarizes the fees and other compensation that our non-employee Directors earned for services as members of the Board of Directors or any committee of the Board of Directors during the fiscal year ended December 28, 2007.

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards (1) ($) (c)		Option Awards (1) ($) (d)	Total ($) (f)
Gideon Argov	$45,000	(2)	$28,900		$61,865	$135,765
Michael E. DeDomenico	$40,000	(3)	$60,917	(4)	$61,865	$162,782
John J. Gavin	$55,000	(2)	$28,900		$61,865	$145,765
Barry J. Goldstein	$50,000		$28,900		$61,865	$140,765
Ernest K. Jacquet	$40,000		$28,900		$61,865	$130,765
Charles W. Santoro	$40,000		$28,900		$61,865	$130,765
Drew T. Sawyer	$40,000		$28,900		$61,865	$130,765

(1)
Represents the amount of share-based compensation expense recorded in our statement of operations during the fiscal year ended December 28, 2007 in accordance with FAS 123R. See our Annual Report on Form 10-K for a complete description of the FAS 123R valuation assumptions.

(2)
As elected by the Director, includes $44,971 paid in deferred stock units that settle upon the earlier of a change in control or when the Director leaves the Board.

(3)
As elected by the Director, includes $39,947 paid in deferred stock units that settle upon the earlier of a change in control or when the Director leaves the Board.

(4)
Includes a restricted stock award granted when Mr. DeDomenico joined our Board of Directors in August 2005. That restricted stock award vests over three years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number and percentage of our outstanding shares of common stock beneficially owned by (i) our named executive officers and each of our Directors individually, (ii) all executive officers and Directors as a group and (iii) certain principal stockholders who are known to us to be the beneficial owner of more than five percent of our common stock as of March 11, 2008:

	Common Stock
Name and Address(1)
	Shares	Percentage
Michael J. Grebe(2)	790,733	2.4
William E. Sanford(3)	611,750	1.9
Thomas J. Tossavainen(4)	151,114	*
Federico M. Bravo(5)	183,224	*
Pamela L. Maxwell(4)	151,114	*
Kenneth D. Sweder(6)	7,500	*
Gideon Argov(7)	34,387	*
Michael E. DeDomenico(8)	31,509	*
John J. Gavin(9)	53,387	*
Barry J. Goldstein(10)	50,000	*
Ernest K. Jacquet(11)(12)	238,456	*
Charles W. Santoro(12)(13)	326,300	1.0
Drew T. Sawyer(12)	23,000	*
T. Rowe Price Associates, Inc.(14)	3,818,200	11.8
Chilton Investment Company, LLC(15)	2,629,674	8.1
Wells Fargo & Company(16)	2,088,699	6.4
Columbia Wanger Asset Management, L.P.(17)	2,000,000	6.2
Westfield Capital Management Company, LLC(18)	1,773,550	5.5
Prudential Financial, Inc.(19)	1,652,266	5.1
Jennison Associates LLC(20)	1,637,066	5.1
All executive officers and directors as a group (13 persons)	2,652,494	7.7

*
Indicates less than 1% ownership.

(1)
Unless otherwise noted, the business address is Interline Brands, Inc., 801 W. Bay Street, Jacksonville, Florida 32204.

(2)
Includes 13,140 shares of restricted stock, net of shares withheld for taxes, granted on December 16, 2004 that vested on February 13, 2008, 12,412 restricted share units, net of shares withheld for taxes, granted on March 13, 2006 that vested on February 13, 2008 and 688,010 shares of common stock issuable pursuant to stock options. Includes indirect ownership of 1,125 shares of common stock held by The Katelynn Bree Nily Trust, an irrevocable trust over which Mr. Grebe's wife has investment control. Mr. Grebe disclaims beneficial ownership of the shares held by The Katelynn Bree Nily Trust.

(3)
Includes 9,965 shares of restricted stock, net of shares withheld for taxes, granted on December 16, 2004 that vested on February 13, 2008, 8,964 restricted share units, net of shares withheld for taxes, granted on March 13, 2006 that vested on February 13, 2008 and 522,824 shares of common stock issuable pursuant to stock options. Includes 500 shares of common stock owned by his wife and 2,757 shares of common stock owned jointly with his wife. Includes indirect ownership of 5,955 shares of common stock directly owned by Mr. Sanford's daughters and son who share Mr. Sanford's household. Mr. Sanford disclaims beneficial ownership of the shares owned by Mr. Sanford's daughters and son.

(4)
Includes 2,823 shares of restricted stock, net of shares withheld for taxes, granted on December 16, 2004 that vested on February 13, 2008, 3,735 restricted share units, net of shares withheld for taxes, granted on March 13, 2006 that vested on February 13, 2008 and 138,800 shares of common stock issuable pursuant to stock options.

(5)
Includes 2,823 shares of restricted stock, net of shares withheld for taxes, granted on December 16, 2004 that vested on February 13, 2008, 3,735 restricted share units, net of shares withheld for taxes, granted on March 13, 2006 that vested on February 13, 2008 and 169,930 shares of common stock issuable pursuant to stock options.

(6)
Includes 7,500 shares of common stock issuable pursuant to stock options.

(7)
Includes 25,000 shares of common stock issuable pursuant to stock options and 3,387 shares of common stock issuable pursuant to deferred stock units. Excludes 2,500 shares of common stock issuable pursuant to deferred stock units but not receivable until the earlier of a change in control or one year after departure from the Board of Directors.

(8)
Includes 22,500 shares of common stock issuable pursuant to stock options and 3,009 shares of common stock issuable pursuant to deferred stock units. Excludes 2,500 shares of common stock issuable pursuant to deferred stock units but not receivable until the earlier of a change in control or one year after departure from the Board of Directors.

(9)
Includes 45,000 shares of common stock issuable pursuant to stock options and 3,387 shares of common stock issuable pursuant to deferred stock units. Excludes 2,500 shares of common stock issuable pursuant to deferred stock units but not receivable until the earlier of a change in control or one year after departure from the Board of Directors.

(10)
Includes 45,000 shares of common stock issuable pursuant to stock options. Excludes 2,500 shares of common stock issuable pursuant to deferred stock units but not receivable until the earlier of a change in control or one year after departure from the Board of Directors.

(11)
The business address is Parthenon Capital, LLC, 265 Franklin Street, 18th Floor, Boston, Massachusetts 02110. Mr. Jacquet is a managing partner of Parthenon Capital, LLC. Parthenon Capital, LLC is the investment advisor to the following Parthenon partnerships: Parthenon Investors, L.P., PCIP Investors, J&R Founders Fund and Parthenon Investors II, L.P. Includes common stock beneficially owned by Parthenon Investors, L.P., PCIP Investors, J&R Founders Fund and Parthenon Investors II, L.P. Mr. Jacquet has beneficial ownership of (i) 180,552 shares of common stock held by Parthenon Investors, L.P. through his indirect control of Parthenon Investment Advisors, LLC, the general partner of Parthenon Investors, L.P., (ii) 7,762 shares of common stock held by PCIP Investors, a general partnership of which he has control as a general partner, (iii) 1,074 shares of common stock held by J&R Founders Fund, a general partnership of which he has control as a general partner and (iv) 34,068 shares of common stock held by Parthenon Investors II, L.P., through his indirect control of PCap Partners II LLC, the general partner of Parthenon Investors II, L.P.

(12)
Includes 15,000 shares of common stock issuable pursuant to stock options. Excludes 2,500 shares of common stock issuable pursuant to deferred stock units but not receivable until the earlier of a change in control or one year after departure from the Board of Directors.

(13)
The business address is 285 Riverside Avenue, 3rd Floor, Westport, Connecticut 06880. Mr. Santoro is a managing member of Sterling Investment Partners Management, LLC, the general partner of Sterling Investment Partners, L.P. ("Sterling I"), and disclaims beneficial ownership of the shares owned by Sterling I other than shares attributable to the general and limited partnership interests in Sterling I.

(14)
According to a Schedule 13G statement filed with the SEC reflecting ownership as of December 31, 2007, T. Rowe Price Associates, Inc., which is a registered investment advisor, has sole voting power with respect to 1,027,400 shares and sole dispositive power with respect to 3,818,200 shares. These securities are owned by various individuals and institutional investors which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investment and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T.

  Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities. The business address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(15)
According to a Schedule 13G statement filed with the SEC reflecting ownership as of December 31, 2007, Chilton Investment Company, LLC, which is a registered investment advisor, has sole voting power with respect to 2,629,674 shares and sole dispositive power with respect to 2,629,674 shares. The business address is 1266 East Main Street, 7th Floor, Stamford, Connecticut 06902.

(16)
According to a Schedule 13G statement filed with the SEC reflecting ownership as of December 31, 2007, Wells Fargo & Company, which is a registered investment advisor, has sole voting power with respect to 1,516,439 shares and sole dispositive power with respect to 2,066,699 shares. The business address is 420 Montgomery Street, San Francisco, California 94104.

(17)
According to a Schedule 13G statement filed with the SEC reflecting ownership as of December 31, 2007, Columbia Wanger Asset Management, L.P., which is a registered investment advisor, has sole voting power with respect to 2,000,000 shares and sole dispositive power with respect to 2,000,000 shares. The business address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(18)
According to a Schedule 13G statement filed with the SEC reflecting ownership as of December 31, 2007, Westfield Capital Management Company, LLC, which is a registered investment advisor, has sole voting power with respect to 1,173,450 shares and sole dispositive power with respect to 1,773,550 shares. The business address is 1 Financial Center, Boston, Massachusetts 02111.

(19)
According to a Schedule 13G statement filed with the SEC reflecting ownership as of December 31, 2007, Prudential Financial, Inc., which is a registered investment advisor, has sole voting power with respect to 280,300 shares and sole dispositive power with respect to 280,300 shares. The business address is 751 Broad Street, Newark, New Jersey 07102.

(20)
According to a Schedule 13G statement filed with the SEC reflecting ownership as of December 31, 2007, Jennison Associates LLC, which is a registered investment advisor, has sole voting power with respect to 1,637,066 shares and sole dispositive power with respect to 1,637,066 shares. The business address is 466 Lexington Avenue, New York, New York 10017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

        Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and more than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during our fiscal year ended December 28, 2007.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE 2004 EQUITY INCENTIVE PLAN

        Our stockholders are being asked to approve certain amendments to the Interline Brands Inc. 2004 Equity Incentive Plan (the "2004 Plan"). These amendments will (1) increase the number of shares of our common stock reserved for issuance and available for future grant under the 2004 Plan by 2,442,112 shares, (2) modify the method by which shares underlying grants of awards are counted against the share pool limitations under the 2004 Plan, (3) increase the annual per person limits on certain types of awards, (4) increase the number of different types of performance measures that may be used by the Compensation Committee for performance-based awards under the 2004 Plan, (5) permit the Compensation Committee to delegate authority for granting awards to certain officers of the Company and (6) remove the Company's discretion with respect to certain adjustments of outstanding awards in connection with certain changes in capitalization of the Company. In addition, we have amended certain definitions used in the 2004 Plan and certain administrative provisions of the 2004 Plan relating to transferability of awards, compliance with foreign laws and compliance with new deferred compensation rules under Section 409A of the Internal Revenue Code.

        Our Board believes that increasing the number of shares issuable under the 2004 Plan (both in the aggregate and on an annual basis to individuals) is necessary to allow us to continue to utilize equity based incentives to attract and retain the services of key individuals essential to our long-term growth and financial success. The Company relies on stock options and restricted stock awards in particular to attract and retain key employees and other individuals and believes that such equity incentives are necessary for us to remain competitive with regard to attracting and retaining qualified individuals. The modification to the share counting rules permit us to reflect the relative values of the different types of awards granted under the 2004 Plan. The other changes to the plan are consistent with changes in best practice and have been made in order to comply with applicable accounting and tax rules, and to generally update our plan

        The Board of Directors, upon the recommendation of the Compensation Committee, adopted the amendments described above on March 14, 2008, subject to stockholder approval at the Annual Meeting.

The Amendments

Increase in Common Stock Reserved for Issuance

        This proposed amendment would increase the number of shares of our common stock reserved for issuance pursuant to awards granted thereunder by 2,442,112 shares, so that as of January 1, 2008 there will be 3,800,000 shares available for future grants (with the awards granted in 2008 under the 2004 Plan counting against the 3,800,000 share limit as described below under "2004 Equity Incentive Plan As Amended—Number of Shares Authorized").

Change in Share Counting Rules

        The proposed amendment would apply share counting on a fungible basis, which means that shares subject to awards other than stock options or stock appreciation rights ("SARs") would count against the applicable share limits under the 2004 Plan as 1.8 shares for every 1 share granted, while shares subject to stock options or SARs would count against the applicable share limits as 1 share for every 1 share granted. Shares tendered back by a participant or withheld by us to pay the exercise price of options or to satisfy any tax withholding obligation with respect to an award, and shares subject to a SAR that are not issued in connection with the stock settlement of the SAR when the SAR is exercised, would not be added back to the shares authorized under the 2004 Plan. In addition, awards given in substitution of existing awards will not reduce the number of shares reserved for issuance under the 2004 Plan, and, if we acquire a company, any shares available under the acquired company's equity plan may be used to provide awards to employees of the acquired company without counting against the share pool limit of the 2004 Plan.

Increases in Per Person Limits on Awards

        The proposed amendment would increase the annual per person limit on grants of options or SARs to 750,000 shares (from 600,000 shares), and the annual per person limit on grants of restricted stock, restricted stock units or stock bonus awards to 250,000 shares (from 150,000 shares).

Performance Measures Expanded

        The 2004 Plan is generally intended to permit awards to be granted that can qualify as performance-based compensation within the meaning of Section 162(m) of Internal Revenue Code. Section 162(m) generally provides that the Company may not take a federal income tax deduction for compensation in excess of $1,000,000 paid to certain named executive officers in any one year. Certain performance-based compensation is exempt from this limit. That is, Section 162(m) does not preclude us from taking a federal income tax deduction for certain qualifying performance-based compensation paid to an executive officer in a year even if that compensation exceeds $1,000,000.

        The proposed amendments would expand and replace the performance criteria that could be selected by the Compensation Committee for use in granting awards intended to qualify as performance-based compensation for purposes of Section 162(m) to include the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) pre- or after-tax income (before or after allocation of corporate overhead and bonus); (iv) operating income (before or after taxes); (v) revenue, net revenue, net revenue growth or product revenue growth; (vi) gross profit or gross profit growth; (vii) net operating profit (before or after taxes); (viii) earnings, including earnings before or after taxes, interest, depreciation and/or amortization; (ix) return measures (including, but not limited to, return on assets, net assets, capital, total capital, tangible capital, invested capital, equity, sales, or total shareholder return); (x) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash flow return on investment, and cash flow per share (before or after dividends); (xi) margins, gross or operating margins, or cash margin; (xii) operating efficiency; (xiii) productivity ratios; (xiv) share price (including, but not limited to, growth measures and total shareholder return); (xv) expense targets; (xvi) objective measures of customer satisfaction; (xvii) working capital targets; (xviii) measures of economic value added, or economic value-added models or equivalent metrics; (xix) inventory control; (xx) enterprise value; (xxi) net sales; (xxii) appreciation in and/or maintenance of the price of our shares or any other publicly-traded securities of ours; (xxiii) market share; (xxiv) comparisons with various stock market indices; (xxv) reductions in costs; (xxvi) improvement in or attainment of expense levels or working capital levels; (xxvii) year-end cash; (xxviii) debt reductions; (xxix) stockholder equity; (xxx) regulatory achievements; or (xxxi) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.

        The performance goals also may be based solely by reference to our performance or the performance of a subsidiary, division, business segment or business unit of us, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Compensation Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to our operations or not within the reasonable control of our management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

        The Board believes that these changes would provide the Compensation Committee with increased flexibility in structuring performance goals for awards intended to be exempt from the Section 162(m) limit and preserve the Company's tax deduction for compensation attributable to such awards.

Definitions of Change in Control

        Under the current 2004 Plan, a Change in Control includes, among other things, a turnover of a majority of the Board of Directors that is not otherwise approved by the incumbent members of the Board of Directors, or if there is a dissolution or liquidation of the Company. The proposed amendments would modify these triggers by measuring any turnover of the Board of Directors on a rolling 24-month basis, and by triggering a Change in Control upon stockholder approval of a plan of complete dissolution or liquidation of the Company.

Permitted Delegation

        The proposed amendments would permit the Compensation Committee to delegate authority to one or more officers of the Company with respect to the grants of awards, subject to applicable law. However such authority would not extend to grants of awards to persons subject to Section 16 of the Exchange Act or persons who are or are reasonably expected to be "covered employees" for purposes of Section 162(m) of the Internal Revenue Code.

Transferability of Awards

        The proposed amendment would require that any permitted transferee execute an agreement evidencing the transferee's agreement to be bound by and subject to all the terms and conditions of the 2004 Plan and any applicable award agreement. In addition, the proposed amendments would remove the Compensation Committee's ability to have sole discretion to permit any person or entity to be a permitted transferee, and would allow awards other than incentive stock options to be transferred to tax-exempt charities.

International Participants

        The proposed amendment would allow our Compensation Committee to amend the terms and conditions of the 2004 Plan or outstanding awards with respect to participants who reside or work outside the United States and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code, in order to conform with the requirements of local law or to obtain more favorable tax or other treatment for a participant or us.

Section 409A of the Internal Revenue Code

        The proposed amendment would clarify that the 2004 Plan will be interpreted in accordance with Section 409A of the Internal Revenue Code (relating to taxation of deferred compensation) and related applicable regulations and IRS guidance.

Cancellations and Forfeitures Upon Certain Misconduct

        The proposed amendment would permit our Compensation Committee to cancel an award if a participant, without the consent of the Company, whether during or after his or her period of employment or service with us, violates non-competition and/or non-solicitation agreements with us or engages in fraudulent conduct contributing to any financial restatements. In addition, the proposed amendment would permit our Compensation Committee to provide that if a participant engages in an activity referred to in the preceding sentence, he or she will be required to forfeit any gain realized on the vesting or exercise of the award and must repay such gain to the Company.

Adjustments for Changes in Capitalization

        The proposed amendment would modify the 2004 Plan to require an equitable adjustment (rather than having the adjustment be discretionary) to outstanding awards in the event of a stock or extraordinary cash dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization or applicable laws or circumstances that would result in a substantial dilution or enlargement of participant rights in respect of the awards.

        A summary of the 2004 Plan is set forth below. This summary is, however, qualified in its entirety by and subject to the more complete information set forth in the 2004 Plan, as proposed to be amended and restated, a copy of which is attached as Appendix A.

2004 Equity Incentive Plan as Amended

        In December 2004, we adopted the 2004 Plan. The 2004 Plan was amended and restated on May 11, 2006. The purpose of our 2004 Plan is to give us a competitive edge in attracting, retaining and motivating employees, directors and consultants and to provide us with a stock plan providing incentives directly related to increases in our stockholder value. The following is a discussion of the 2004 Plan as amended by the Board of Directors, subject to stockholder approval at the Annual Meeting.

        Our Compensation Committee administers our 2004 Plan. Directors, officers, employees or consultants of the Company or its subsidiaries or affiliates are eligible for awards under our 2004 Plan. Our Compensation Committee has the sole and complete authority to determine who will be granted an award under the plan.

        Number of Shares Authorized.    The number of shares of our common stock originally available for award under our 2004 Plan prior to the proposed amendments is 5,175,000 of which 1,357,888 shares were available for future grants as of December 28, 2007. Under the proposed 2004 Plan, effective as of January 1, 2008, there will be 3,800,000 shares of our common stock available for future grants under our 2004 Plan (including the grants made in 2008 and prior to the date of this Proxy Statement). We did not award any shares of our common stock between December 29, 2007 and December 31, 2007.

        Shares subject to awards other than stock options or stock appreciation rights ("SARs") count against the applicable share limits under the 2004 Plan as 1.8 shares for every 1 share granted on and after January 1, 2008, while shares subject to stock options or SARs would count against the applicable share limits as 1 share for every 1 share granted on and after January 1, 2008. Shares tendered back by a participant or withheld by us to pay the exercise price of options or to satisfy any tax withholding obligation with respect to an award, and shares subject to a SAR that are not issued in connection with the stock settlement of the SAR when the SAR is exercised on and after January 1, 2008 are not be added back to the shares authorized under the 2004 Plan. In addition, awards given in substitution of existing awards do not reduce the number of shares reserved for issuance under the 2004 Plan, and, if we acquire a company, any shares available under the acquired company's equity plan may be used to provide awards to employees of the acquired company without counting against the share pool limit of the 2004 Plan. If on and after January 1, 2008 any award is forfeited, or settled in cash, or if any option terminates, expires or lapses without being exercised, shares of our common stock subject to such award are again available for future grant. Any shares added back to the share pool are added back as 1 share, if the share was subject to an option or SAR, and as 1.8 shares, if the share was subject to an award other than an option or SAR.

        No participant may be granted awards of options or stock appreciation rights with respect to more than 750,000 shares of common stock in any one calendar year, provided that such number shall be adjusted on account of changes in the capital structure, and shares otherwise counted against such number, only in a manner that will not cause options or stock appreciation rights granted under the 2004 Plan to fail to qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). No more than 250,000 shares of common stock may be granted under our 2004 Plan with respect to restricted share units or restricted stock intended to qualify as "performance based compensation" under Section 162(m) of the Code in any one calendar year to any one participant.

        Changes in Capitalization.    If there is any change in our corporate capitalization, the Compensation Committee shall make equitable substitutions or adjustments to the number of shares reserved for issuance under our 2004 Plan, the number of shares covered by awards then outstanding under our 2004 Plan, the limitations on awards under our 2004 Plan, the exercise price of outstanding options and such other equitable substitutions or adjustments as necessary to avoid a substantial dilution or enlargement of participant rights in respect of the outstanding awards.

        Expiration Date.    The 2004 Plan will expire in December 2014, and no further awards may be granted after that date.

        Types of Awards.    Our Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted share units, stock bonus awards, or any combination of the foregoing.

        Options.    Our Compensation Committee is authorized to grant options to purchase shares of common stock that are either "qualified," meaning they satisfy the requirements of Section 422 of the Code for incentive stock options, or "non-qualified," meaning they are not intended to satisfy the requirements of Section 422 of the Code. Under the terms of our 2004 Plan, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant. Options granted under the Plan are subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by our Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Plan is 10 years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise), or the Compensation Committee may, in its discretion, allow payment to be made through a broker-assisted cashless exercise mechanism or by such other method as the Compensation Committee may determine.

        SARs.    Our Compensation Committee is authorized to award stock appreciation rights often referred to as SARs under the 2004 Plan. SARs will be subject to the terms and conditions established by the Compensation Committee and reflected in the award agreement. The Compensation Committee is authorized to pay cash, shares of stock valued at fair market value, or a combination of both, at its discretion, for SARs that are exercised.

        Restricted Share Unit Awards.    Our Compensation Committee is authorized to award restricted share units. The restricted share unit awards will be subject to the terms and conditions established by the Compensation Committee. Under the 2004 Plan, the Compensation Committee is authorized to deliver one share of stock for each restricted share unit that is exercised. If, however, a particular award agreement allows for the payment of cash or stock, the Compensation Committee can, at its discretion, pay cash, stock, or a combination of both to settle the award. The Compensation Committee is authorized to pay for any dividend equivalents credited to the restricted share units in cash only.

        Restricted Stock.    Our Compensation Committee is authorized to award restricted stock under our 2004 Plan. The awards of restricted stock will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment during the restricted period, then any unvested restricted stock is forfeited. The Compensation Committee is authorized to credit each share of restricted stock with dividend equivalents in cash or stock. Dividend equivalents can either be paid to the participant at the time they are distributed to other shareholders or withheld by us for the participant's account. If we withhold the dividend equivalents, the participant will receive them when the restrictions on the restricted stock are removed.

        Stock Bonus Awards.    Our Compensation Committee is authorized to grant awards of unrestricted shares, either alone or in tandem with other awards, under such terms and conditions as the Compensation Committee may determine.

        Performance Measures.    Our Compensation Committee may condition the vesting of any award granted under our 2004 Plan on the satisfaction of certain performance goals. The Compensation Committee may establish these performance goals with reference to one or more of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) pre- or after-tax income (before or after allocation of corporate overhead and bonus); (iv) operating income (before or after taxes); (v) revenue, net revenue, net revenue growth or product revenue growth; (vi) gross profit or gross profit growth; (vii) net operating profit (before or after taxes); (viii) earnings, including earnings before or after taxes, interest, depreciation and/or amortization; (ix) return measures (including, but not limited to, return on assets, net assets, capital, total capital, tangible capital, invested capital, equity, sales, or total shareholder return); (x) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash flow return on investment, and cash flow per share (before or after dividends); (xi) margins, gross or operating margins, or cash margin; (xii) operating efficiency; (xiii) productivity ratios; (xiv) share price (including, but not limited to, growth measures and total shareholder return); (xv) expense targets; (xvi) objective measures of customer satisfaction; (xvii) working capital targets; (xviii) measures of economic value added, or economic value-added models or equivalent metrics; (xix) inventory control; (xx) enterprise value; (xxi) net sales; (xxii) appreciation in and/or maintenance of the price of our shares or any other publicly-traded securities of ours; (xxiii) market share; (xxiv) comparisons with various stock market indices; (xxv) reductions in costs; (xxvi) improvement in or attainment of expense levels or working capital levels; (xxvii) year-end cash; (xxviii) debt reductions; (xxix) stockholder equity; (xxx) regulatory achievements; or (xxxi) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.

        The performance goals also may be based solely by reference to our performance or the performance of a subsidiary, division, business segment or business unit of us, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Compensation Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to our operations or not within the reasonable control of our management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

        Transferability.    Each award may be exercised during the participant's lifetime only by the participant or, if permissible under applicable law, by the participant's guardian or legal representative, and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, except that the Compensation Committee may in its sole direction permit awards other than incentive stock options to be transferred to certain immediate family members (and related trusts for their benefit, or partnerships or limited liability companies whose sole partners or members are immediate family members) or, tax-exempt charities.

        Cancellation of Award; Forfeiture of Gain.    An award agreement may provide that the award shall be cancelled if the participant, without the consent of the Company, whether during or after his or her period of employment or service with us, violates non-competition and/or non-solicitation agreements with us or engages in fraudulent conduct contributing to any financial restatements. In addition, our Compensation Committee may provide in an award agreement that if a participant engages in an activity referred to in the preceding sentence, he or she will be required to forfeit any gain realized on the vesting or exercise of the award and must repay such gain to the Company.

        Amendment.    Our 2004 Plan will have a term of ten years. Our Board may amend, suspend, or terminate our 2004 Plan at any time, however stockholder approval may be necessary if the law so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

        The Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any participant or any holder or beneficiary of any option theretofore granted shall not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower option price) or cancel any SAR and replace it with a new SAR (with a lower strike price), and (iii) no option or SAR may be exchanged for cash or another award. However, stockholder approval is not required with respect to clauses (i), (ii), and (iii) above for any action specifically permitted by Sections 12 (Changes in Capital Structure) and 13 (Effect of Change in Control) of the 2004 plan. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without stockholder approval.

New 2004 Plan Benefits

        Any future awards granted to eligible participants under the 2004 Plan are subject to the discretion of the Committee and, therefore, not determinable at this time.

Federal Income Tax Consequences

        The following is a brief description of the material United States federal income tax consequences associated with awards under the 2004 Plan. It is based on existing United Sates laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. Tax consequences in other countries may vary.

        Restricted Stock.    Restricted stock is not taxable to a recipient at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A recipient may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted shares at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. Interline is entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient.

        A recipient's tax basis for restricted shares will be equal to the amount of ordinary income recognized by the recipient. The recipient will recognize capital gain (or loss) on a sale of the restricted stock if the sale price exceeds (or is lower than) such basis. The holding period for restricted shares for purposes of characterizing gain or loss on the sale of any shares as long- or short-term commences at the time the recipient recognizes ordinary income pursuant to an award.

        Stock Options.    Neither incentive stock option grants nor non-qualified stock option grants cause any tax consequences to the optionee or Interline. Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their exercise price is ordinary income to the optionee and is deductible by Interline. The optionee's tax basis for the shares is the market value thereof at the time of exercise. Any gain or loss realized upon a subsequent disposition of the stock will generally constitute capital gain (or loss).

        Upon the exercise of an incentive stock option, the optionee will not realize taxable income, but the excess of the fair market value of the stock over the exercise price may give rise to alternative minimum tax. When the stock acquired upon exercise of an incentive stock option is subsequently sold, the optionee will recognize income equal to the difference between the sales price and the exercise price of the option. If the sale occurs after the expiration of two years from the grant date and one year from the exercise date, the income will constitute long-term capital gain. If the sale occurs prior to that time, the optionee will recognize ordinary income to the extent of the lesser of the gain realized upon the sale or the difference between the fair market value of the acquired stock at the time of exercise and the exercise price; any additional gain will constitute capital gain. Interline will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee. If the optionee exercises an incentive stock option more than ninety days after his or her termination of employment or more than twelve months after his or her termination of employment due to permanent disability, he or she is deemed to have exercised a non-qualified stock option.

        Compensation realized by optionees on the exercise of non-qualified stock options or the disposition of shares acquired upon exercise of any incentive stock options will be considered performance-based compensation under the Code and not subject to the $1,000,000 deductibility limit of Section 162(m) of the Code.

Vote Required

        The adoption of the amendments to our 2004 Plan are ratified by an affirmative vote of a majority of shares cast on such proposal, present in person or represented by proxy, provided that the total vote cast for the proposal represents over 50% of the outstanding shares of common stock entitled to vote on the proposal. Unless marked to the contrary, proxies received will be voted FOR the amendments to the 2004 Plan.

Your Board of Directors recommends a vote FOR the amendments to the 2004 Plan.

Equity Compensation Plan Information at December 28, 2007

        The following table sets forth information as of December 28, 2007 regarding compensation plans under which the Company's equity securities are authorized for issuance:

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,385,964	(1)	$19.05	(2)	1,362,245
Equity compensation plans not approved by security holders	—		—		—

Total	3,385,964	(1)	$19.05	(2)	1,362,245

(1)
Includes 369,252 restricted share units and 27,283 deferred stock units granted to management and non-employee Directors, respectively, pursuant to the 2004 Plan.

(2)
The weighted-average exercise price excludes restricted share units and deferred stock units.

        Further, as of December 28, 2007, there were 2,989,429 stock options outstanding with a weighted-average exercise price of $19.05 and a weighted-average term of 6.8 years and 476,017 full value shares outstanding under our equity compensation plans. As of December 28, 2007, there were 1,362,245 shares remaining to be awarded under our equity compensation plans (1,357,888 under the 2004 Plan and 4,357 under the 2000 Stock Award Plan). If Proposal 2 is approved by our stockholders, the shares remaining to be awarded under the 2004 Plan would be increased to 3,800,000 as of January 1, 2008 and subject to the share counting rules described in Proposal 2. We did not award any shares of our common stock between December 29, 2007 and December 31, 2007.

2000 Stock Award Plan

        Under the Company's 2000 Stock Award Plan (the "2000 Plan"), the Company's Compensation Committee may award a total of 6,395 shares of the Company's common stock in the form of incentive stock options (which may be awarded to key employees only), non-qualified stock options, SARs, and restricted stock awards, all of which may be awarded to its directors, officers, key employees and consultants. Shares subject to any unexercised options granted under the 2000 Plan, which have expired or terminated, become available for issuance again under the 2000 Plan. During any one-year period during the term of the 2000 Plan, no participant may be granted options which in the aggregate exceed 2,741 shares of the Company's common stock authorized for issuance pursuant to the 2000 Plan. The exercise price per share for an incentive stock option may not be less than 100% of the fair market value of a share of the Company's common stock on the grant date. The exercise price per share for an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of Interline's stock may not be less than 110% of the fair market value of a share of its common stock on the grant date, and may not be exercisable after the expiration of five years from the date of grant. SARs may be granted either in tandem with another award or freestanding and unrelated to another award. The Company's Compensation Committee will determine in its sole discretion whether a SAR is settled in cash, shares or a combination of cash and shares. The Company's Compensation Committee has full discretion to administer and interpret the 2000 Plan, to adopt such rules, regulations and procedures as it deems necessary or advisable, and to determine the persons eligible to receive awards, the time or times at which the awards may be exercised, and whether and under what circumstances an award may be exercised. As of December 28, 2007, there were 4,357 shares remaining to be awarded under the 2000 Plan. No shares have been granted under the 2000 Plan since February 2003.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

        The following report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by INTERLINE under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The Compensation Committee of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement for its 2008 Annual Meeting of Stockholders and in its Annual Report on Form 10-K for the year ended December 28, 2007, as filed with the SEC.

                      COMPENSATION COMMITTEE
                      Mr. Gideon Argov, Chairman
                      Mr. Charles W. Santoro
                      Mr. Michael E. DeDomenico

COMPENSATION DISCUSSION AND ANALYSIS

        The following discussion describes our executive compensation philosophy, compensation programs and how they are applied to our chief executive officer and our other executive officers whose compensation is listed in the Summary Compensation Table and discussed below (our "named executive officers"). This discussion should be read in conjunction with the other compensation information contained in this proxy statement.

        Our executive compensation objectives, policies and programs are established by the Compensation Committee. The Compensation Committee is responsible for the following:

  •
  to determine and approve the compensation of our Chief Executive Officer, or CEO;

  •
  make recommendations to the Board with respect to executive compensation for executive officers other than the CEO, incentive compensation for executive officers and equity-based plans that are subject to board approval; and

  •
  assist the Board in its oversight of the development, effectiveness and implementation of our compensation policies and strategies.

        The Compensation Committee engages Frederic W. Cook & Co. as its compensation consultants to assist the Compensation Committee in assessing best practices with respect to compensation trends and to recommend a relevant group of peer companies against which to assess, among other things, the competitiveness and appropriateness of our executive compensation. In addition to the annual competitive assessment, during 2007 the compensation consultant provided assistance to us with the following projects:

  •
  designing a new change in control severance plan for certain senior executives other than the CEO and Chief Operating Officer, or COO, that did not previously participate in this type of a plan;

  •
  reviewing the Company's annual proxy statement disclosure pertaining to executive compensation; and

  •
  amending the Interline Brands, Inc. 2004 Equity Incentive Plan for inclusion in this annual proxy statement.

        Our CEO recommends to the Compensation Committee annual compensation for other executive officers as well as any new employment contracts, or changes to existing contracts.

General Compensation Philosophy

        Our compensation programs are designed to attract, retain and reward highly productive, focused employees who drive the execution of our business strategy. The primary elements of compensation for our named executive officers are: base salary, annual non-equity incentive and equity compensation which are designed to be competitive with comparable employers, including our 2007 peer group (described below under "Compensation Programs – Base Salaries"), and to align management's incentives with the long-term interests of our stockholders. We do not maintain any post-retirement benefit plans solely for our named executive officers and provide limited perquisites to our named executive officers. There are no benefit plans that are available to our named executive officers that are not also available on the same terms to other employees.

        We believe we can increase our stockholders' value by (i) attaining earnings growth through increased sales, improved gross margins and lower operating costs and (ii) increasing returns on tangible capital through properly managing working capital. Accordingly, our annual non-equity incentive compensation program for our named executive officers is designed to reward Company-wide performance by setting performance targets that reward earnings growth and improvements in returns on tangible capital as these are the results the named executive officers can impact most effectively.

        The fundamental objectives of our compensation program are thus designed to:

  (i)
  attract, retain and motivate qualified executive management under a competitive compensation program;

  (ii)
  align employee interests with stockholder interests by providing that a significant percentage of compensation is contingent on corporate performance;

  (iii)
  maintain a simple, consistent, equitable and transparent framework that permits flexibility and room for judgment; and

  (iv)
  use compensation judiciously to achieve business objectives without undue transfer of value to employees.

Compensation Programs

        The compensation elements that make up our compensation program, and the relative value of each component, are determined by the Compensation Committee to achieve the aforementioned objectives and are as follows:

Base Salaries

        Base salaries are intended to establish a level of compensation which, together with the other components of the compensation program, will help us attract and retain the talent needed to meet the challenges of the competitive industry in which we operate while maintaining an acceptable level of fixed costs. The Compensation Committee's action with respect to base salaries is based upon the Compensation Committee's evaluation of the responsibility and scope of each position, the level of compensation for comparable positions in our industry, executive performance over an extended period of time, and the value and potential value for the executive of other elements of our compensation program.

        We believe that the base salaries for our named executive officers are fair and appropriate when compared to comparably sized companies in our industry based upon an analysis prepared for the Compensation Committee by Frederic W. Cook & Co. The fair and appropriate positioning derives from the Company's philosophy as a private entity (i.e., prior to the IPO in December 2004).

        During 2007, the base salaries for our named executive officers were increased as follows:

Named executive officer	Previous Salary	New Salary
Michael J. Grebe	$500,000	$600,000
William E. Sanford	$381,623	$420,000
Thomas J. Tossavainen	$234,300	$269,446
Federico M. Bravo	$257,600	$283,360
Pamela L Maxwell	$200,000	$230,000

        The 2007 base salary increases for the named executive officers included market adjustments for all of the named executive officers except for the COO to be more in line with median peer group levels. The COO's base salary increase was higher than in previous years to reflect his promotion to President.

        The peer group recommended by Frederic W. Cook & Co. was based on companies of a similar size and business to us and was reviewed and approved by the Compensation Committee. The companies in the peer group we used for decisions regarding 2007 compensation (our "2007 peer group") are: Airgas, American Woodmark, Apogee Enterprises, Applied Industrial Technologies, Barnes Group, Beacon Roofing Supply, Builders Firstsource, Keystone Automotive Industries, MSC Industrial Direct, Middleby, Pool and Watsco. In addition, we have added Kaman and Lawson Products to the peer group for decisions to be made regarding compensation for the 2008 fiscal year.

        We believe our salary structure provides a framework for an equitable compensation ratio between executives, with higher salaries for jobs having greater duties and responsibilities. The amount of base salary is taken into account and affects the amount of annual bonuses for our named executive officers, because the target annual bonus for each of our named executive officers is expressed as a specified percentage of his or her base salary.

Annual Non-Equity Compensation (Annual Bonuses)

        Pursuant to the terms of our Executive Cash Incentive Plan, our annual non-equity compensation, or annual bonuses, is intended to motivate and reward performance by providing cash bonus payments based upon meeting and exceeding performance goals such as earnings per share and other specific performance measures, including return on tangible capital. Upon achievement of the required performance goals, individual awards are determined as variable percentages of the executives' base salaries, depending on the extent to which performance goals are attained. Bonuses are determined based on audited financial statements. The Compensation Committee certifies achievement of those goals before payments are made. Payments for the prior year are typically made by March 15 of the following year. The Compensation Committee approves the performance goals for the then current year typically at the same time that the Compensation Committee certifies the achievement of the prior-year performance goals.

        2007 Bonuses.    The Compensation Committee determined that, for the 2007 fiscal year, the annual bonus would be earned based on two measures of performance: (1) earnings per share, or EPS, adjusted for certain non-recurring items such as loss on early extinguishment of debt, or adjusted EPS; and (2) return on tangible capital, or ROTC, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for certain non-recurring items, or Adjusted EBITDA, divided by the trailing five quarter average of accounts receivable, inventory and property, plant and equipment less accounts payable and purchase card payable. For the 2007 fiscal year, the target bonuses for our named executive officers range from 50% to 100% of base salary (Messrs. Grebe's and Sanford's target bonus percentage is 100% of base salary) with a maximum of 200% of base salary. This supersedes the maximum amount that is provided for in the employment agreements for our named executive officers (which are described under "Employment Agreements" following the Grants of Plan-Based Awards Table) of: (i) Michael J. Grebe of 120% of his base salary; (ii) William E. Sanford of 120% of his base salary; (iii) Thomas J. Tossavainen of 50% of his base salary; (iv) Federico M. Bravo of 55% of his base salary; and (v) Pamela L. Maxwell of

55% of her base salary. The competitive compensation assessment was used to confirm the appropriateness of the target bonus percentages. The higher target bonus percentages for Messrs. Grebe and Sanford reflect their greater duties and responsibilities than the other named executive officers as well as the results of the competitive assessment.

        Our named executive officers are eligible to earn up to 80% of the 2007 annual bonus based on actual growth in adjusted EPS from the 2006 fiscal year to the 2007 fiscal year compared against the adjusted EPS growth target of 15%. One-half of this component of the 2007 annual bonus is earned if we attain adjusted EPS growth for the 2007 fiscal year of 5%. A sliding scale (from 50% to 80%) applies if we attain adjusted EPS growth for the 2007 fiscal year of between 5% and 15%. In addition, this component of the 2007 annual bonus is increased by 5% for every 1% that adjusted EPS growth exceeds 15%. No bonus is earned if adjusted EPS growth for the 2007 fiscal year is less than 5%. To encourage the management team to broaden its focus and to work on strategic acquisitions, EPS arising from acquisitions is included in EPS for purposes of this bonus component.

        Our named executive officers are eligible to earn up to 20% of the 2007 annual bonus based on actual ROTC compared against the planned ROTC target for the 2007 fiscal year of 41.1%. If actual ROTC is equal to or greater than the planned ROTC target, the amount of this component of the 2007 annual bonus earned is 100% plus an additional 5% for each additional 0.5% of actual ROTC over planned ROTC. If actual ROTC is less than planned ROTC, the amount of this component of the bonus is zero.

        We believe the 80%/20% allocation between adjusted EPS growth and ROTC is appropriate because EPS growth is the single most critical indicator of an increase in stockholder value. We also believe that effective working capital management, while not as important as EPS growth, is critical to the long-term financial and operating viability of a distribution company. Achievement of the prior year's goals did not affect 2007 bonus goal-setting.

        Because the Compensation Committee believes base salaries of executive officers are fair and appropriate when compared to comparably sized companies in our industry, the Compensation Committee retains authority to award part of the bonus on a discretionary basis reflecting excellent performance in unusual or difficult circumstances. Individual bonuses may also be awarded to our executive management and other key employees based upon job performance or other criteria within the discretion of the Compensation Committee. As a result of the performance achieved during the 2007 fiscal year, the Compensation Committee did not award any discretionary bonuses to our named executive officers.

        During the 2007 fiscal year, we achieved 109% of our adjusted EPS growth target and 140% of our ROTC target, subject to certain adjustments. As a result, our executive officers were paid 111% of their target bonus for the 2007 fiscal year. The threshold, target and maximum amounts of the 2007 annual bonus that were possible to be earned are set forth in the Grants of Plan-Based Awards Table, and the actual amounts earned and paid are set forth in the Summary Compensation Table.

Equity Compensation

        We believe that better results can be achieved through an ownership culture that encourages long-term performance by our executive officers through the use of share-based awards. Our equity compensation program is comprised of restricted share units and stock options granted under our 2004 Equity Incentive Plan. We believe that the use of restricted share unit and stock option awards achieves our compensation objectives because restricted share units contain specific performance and time vesting features while using a smaller percentage of our shares outstanding for compensation purposes and stock options have natural performance-based orientation and time vesting features built-in.

        Restricted share units are regarded by grantees as an award with a lower risk than stock options, because at vesting, a restricted share units award will have value equal to the market price of the underlying shares, even if there has been no appreciation in the market price of our stock during the vesting period. Stock options, even if vested, will not have any value unless the market price for our stock at the time of exercise is greater than the exercise price of the option. Accordingly, the Compensation Committee believes that restricted share units are a more effective retention and recruiting tool because the value of restricted share units is perceived as more tangible by our named executive officers.

        The Company has an Equity Award Issuance Policy which provides guidance as it relates to the date when annual awards will be granted for executive management. Annual awards will be considered on the date of the Compensation Committee's regularly scheduled March meeting, and as such the grant date for annual awards shall be the date of such March meeting. Notwithstanding the foregoing and subject to the Company policy, under extraordinary circumstances (as determined by the Compensation Committee and explicitly set for in a Compensation Committee resolution), annual awards for executive management may be granted on a different date. In order to allow all public performance information to be readily available to the public marketplace, it is the policy of the Compensation Committee to grant annual awards subsequent to the public release of its fiscal year end earnings and to allow at least two full trading days to pass prior to granting such awards.

        The Compensation Committee establishes a Company-wide equity budget based on an analysis prepared by Frederick W. Cook & Co. of long-term incentive grant values as a percentage of market capitalization ("fair value transfer") for our 2007 peer group. Based on the results of this analysis, the Compensation Committee authorized a Company-wide equity budget, including all grants made during the 2007 fiscal year, of approximately 1.00% of our market capitalization at the time of the grants, which was between the peer group median and 75th percentile fair value transfer level for our 2007 peer group.

        In determining the size of equity awards to each named executive officer, the Compensation Committee begins with a target dollar award value, rather than a target number of shares subject to the award. The target value is set based upon the responsibilities inherent in each named executive officer's position and relative to overall compensation. For example, the target value for our CEO is larger than for the other named executive officers because our CEO is in the position that has the most direct impact on corporate performance. Although target equity award sizes are set for each position, the actual size of annual dollar award value is a subjective determination based on the anticipated contribution of the executive officer to our long-term value. In determining the equity award size, the Compensation Committee also considers whether the award is likely to provide the desired incentive or whether, due to factors such as the executive's wealth accumulation as a result of historical grants and/or the proximity of the executive to retirement, the executive may not receive the desired incentive from the award.

        2007 Grants.    Restricted share units granted to our named executive officers during the 2007 fiscal year include both performance based vesting and time based vesting components. The performance metric is the two-year cumulative adjusted EPS growth during the period from December 30, 2006 to December 26, 2008. Target performance is defined as 15% adjusted EPS growth per year. The performance goals for restricted share units are scaled so that the recipient can receive part of an award in the event that threshold (but not target) results are achieved. Accordingly, (1) if less than 80% of the adjusted EPS growth target is achieved, none of the award will be earned; (2) if 80% of the adjusted EPS growth target is achieved, 50% of the award will be earned; (3) if 100% of the adjusted EPS growth target is achieved, 100% of the award will be earned; and (4) if 120% of the adjusted EPS growth target is achieved, 150% of the award will be earned. At the end of the two-year performance period, the Compensation Committee will determine the number of shares earned, based on actual performance against the target. One-half of the earned shares are immediately distributed. The other half of the earned shares will be distributed one year later if the named executive officer continues to be employed by us at that time.

        Stock options granted to our named executive officers during the 2007 fiscal year vest in 25% increments over four years and have an term of seven years. In accordance with the 2004 Equity Incentive Plan, the exercise price of all stock options granted during the 2007 fiscal year have an exercise price equal to the closing market price on the grant date.

        Equity compensation to the named executive officers is generally split 50% for stock options and 50% for restricted share units on a value basis based on recommendations from the compensation consultant and the objective to balance the focus on long-term financial objectives and stock price performance. In order to link an even greater portion of the equity compensation for the CEO and COO to stock price performance, their split has been modified to 65% stock options and 35% restricted share units.

        See the 2007 Grants of Plan-Based Awards Table below for a listing of equity awards granted to our named executive officers during the 2007 fiscal year.

Other Compensation

        Executive officers also participate in our benefit plans on the same terms as other employees. These plans, which include medical, dental and life insurance, participation in a 401(k) plan and discounts on our products, are designed to enable us to attract and retain our workforce in a competitive marketplace.

        Medical, dental and life insurance benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other welfare benefit coverage. Participation in a 401(k) plan helps employees save and prepare financially for retirement. Discounts on our products help employees save on purchases of home improvement, maintenance and repair goods.

        The only perquisite we provide to our executive officers as part of our competitive compensation package is a monthly automotive allowance. The cost of this benefit constitutes only a small percentage of each executive officer's total compensation. We furnish this benefit because our executive officers are required to travel extensively as part of their responsibilities and providing the automotive allowance enables us to remain competitive in the general marketplace for executive talent.

Allocation of Elements

        Under our compensation structure, the approximate mix of base salary, annual bonus and equity compensation varies among our named executive officers as follows:

	Base Salary	Annual Bonus	Equity Compensation
Chief Executive Officer and Chief Operating Officer	27%	30%	43%
Executive Vice Presidents and equivalents	40%	24%	36%

        The Company reviews the market positioning of each component of compensation for the named executive officers as part of the annual competitive compensation assessment. Therefore, the mix shown above is reflective of the competitive assessment although adjustments are considered in the context of total compensation rather than a single component.

Executive Stock Ownership Guidelines

        We have adopted stock ownership guidelines for our executive officers. The purpose of these guidelines is to encourage significant ownership of stock in us by senior executives and by virtue of that ownership align the personal interests of our senior executives with those of our stockholders. The guideline for the Chief Executive Officer and Chief Operating Officer is share ownership with a value of at least six times their base salary. Other executive officers have a guideline of share ownership with a value of at least four times base salary. Based on market data provided by the compensation consultant, the most common base salary multiples are five times for the CEO and three times for the other executives. However, the Compensation Committee elected the higher multiples described above to require even greater alignment with the Company's stockholders. The higher multiples for the CEO and COO than the other named executive officers reflect their greater duties and responsibilities.

        Our executive stock ownership guidelines do not require executives to purchase our stock in the open market. Executives increase their share ownership through a variety of methods, including retaining ownership of their after-tax equity awards granted by us, more specifically 50% of such after-tax shares for the Chief Executive Officer and the Chief Operating Officer and 25% of such after-tax shares for the other executives. The named executive officers have not yet met the stock ownership guidelines due to the relatively short time that the Company has been publicly traded (i.e., since December 2004) and the fact that most of the equity awards during this time have not yet been realized through either exercise of stock options and/or vesting of restricted share units.

Severance and Change in Control Provisions and Agreements

        We believe that companies should provide reasonable severance benefits to their employees. We believe that executive officers face greater difficulty than other employees in finding comparable employment within a short period of time. We also believe that executive officers have a greater risk of job loss or modification, as a result of a change in control transaction, than other employees.

        The principal reason for providing our executive officers severance upon a termination by us without cause or a resignation by the executive for good reason following a change in control is to offer our executive officers appropriate incentive to remain with us before, during and after any change-in-control transaction by providing them with adequate security in the event that their employment is terminated. By reducing the risk of job loss or reduction in job responsibilities of the executive officer, these change in control provisions help ensure that the executive officers support any potential change in control transactions that may be in the best interests of our stockholders, even though the transaction may create uncertainty in the executive officer's personal employment situation. We believe that the severance and change in control provisions within our executive officers' employment agreements or change in control agreements are consistent with our objective of motivating and retaining talented employees. In addition, similar provisions are also part of the typical employment arrangements for executive officers within our peer group and within our industry generally, and are necessary to ensure that our total employment package for executive officers remains market-competitive. The severance provisions contained in each named executive officers' employment agreement were in effect as of the Company's IPO. The change in control severance plan adopted in 2007 was recommended by the compensation consultant taking into account a peer group competitive assessment.

        Accordingly, we believe that it is in both the best interests of us and our stockholders to have (i) severance provisions within our executive officers' employment agreements, under which the executive officers will receive certain benefits and compensation if their employment is terminated by us without cause or by the executive officer for good reason; and (ii) either change in control provisions within our executive officers' employment agreements or separate change in control agreements, under which the executive officers will receive certain benefits and compensation if their employment is terminated by us without cause or by the executive officer for good reason following a change in control. Accordingly, on March 1, 2007, the Compensation Committee approved change in control agreements for the following named executive officers who did not have any change in control provisions in their employment agreements: Thomas J. Tossavainen, Federico M. Bravo and Pamela L. Maxwell. See "Potential Payments Upon Termination Or Change in Control" for a detailed discussion of the terms of these agreements.

        Under our agreements with our named executive officers, in order for amounts to become payable, the change in control provisions contained in our employment agreements and change in control agreements generally require that (i) a change in control occurs and (ii) the executive officer's employment is terminated by us other than for cause or by the executive officer for good reason. In this regard, Messrs. Grebe and Sanford may terminate employment for any reason within a 30-day period following the first anniversary of a change in control and this will be considered a "good reason" termination ("Free Walk"). Messrs. Grebe and Sanford's one-year Free Walk provision was in their employment agreements as of the Company's IPO and was meant to reward them for remaining with the Company for at least one year following a change in control. Messrs. Grebe and Sanford are provided higher severance multiples than the other named executive officers to reflect their greater duties and responsibilities. The change in control severance multiples for the named executive officers are in line with peer group practice.

SUMMARY COMPENSATION TABLE

        The following table summarizes the total compensation earned by each of our named executive officers during the fiscal years ended December 28, 2007 and December 29, 2006.

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus (1) ($) (d)		Stock Awards (2)($) (e)		Option Awards (2) ($) (f)		Non-Equity Incentive Plan Compensation (3) ($) (g)		All Other Compensation ($) (h)			Total ($) (i)
Michael J. Grebe Chairman of the Board and Chief Executive Officer(9)	2007 2006	$ $	600,000 500,000	$	— —	$ $	728,390 652,375	$ $	292,100 116,883	$ $	666,000 630,000	$ $	20,500 20,500	(4) (4)	$ $	2,306,990 1,919,758
William E. Sanford Officer and Secretary(10)	2007 2006	$ $	420,000 381,623	$	— —	$ $	481,504 440,041	$ $	173,078 73,699	$ $	466,200 480,845	$ $	20,500 20,500	(4) (4)	$ $	1,561,282 1,396,708
Thomas J. Tossavainen Chief Financial Officer	2007 2006	$ $	261,335 229,385	$	— —	$ $	180,928 156,517	$ $	63,251 29,995	$ $	149,542 147,609	$ $	17,750 14,500	(5) (6)	$ $	672,806 578,006
Federico M. Bravo Vice President, Field Sales	2007 2006	$ $	273,453 249,168	$	— —	$ $	180,928 156,517	$ $	63,251 29,995	$ $	172,991 162,288	$ $	16,900 14,500	(7) (6)	$ $	707,523 612,468
Pamela L. Maxwell Vice President, Sales and Marketing, Pro Contractor and Resale Markets	2007 2006	$ $	230,000 200,000	$	— —	$ $	180,928 156,517	$ $	63,251 29,995	$ $	140,415 126,000	$ $	11,500 11,500	(8) (8)	$ $	626,094 524,012

(1)
Represents bonuses that are earned solely on a discretionary basis.

(2)
Represents the amount of share-based compensation expense recorded in our statement of operations during the respective fiscal year in accordance with Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment, ("FAS 123R") for awards granted during prior fiscal years as well as the current fiscal year. See our Annual Report on Form 10-K for a complete description of the FAS 123R valuation assumptions.

(3)
Represents bonuses earned under our Annual Bonus Plan, which is a performance-based plan.

(4)
Consists of annual automobile allowance of $15,000 and matching contributions to 401(k) plan of $5,500.

(5)
Consists of annual automobile allowance of $12,250 and matching contributions to 401(k) plan of $5,500.

(6)
Consists of annual automobile allowance of $9,000 and matching contributions to 401(k) plan of $5,500.

(7)
Consists of annual automobile allowance of $11,400 and matching contributions to 401(k) plan of $5,500.

(8)
Consists of annual automobile allowance of $6,000 and matching contributions to 401(k) plan of $5,500.

(9)
Effective December 30, 2006, Michael J. Grebe was named Chairman of the Board, President and Chief Executive Officer. The role of Chairman of the Board was previously held by Ernest K. Jacquet who continues to serve as a director on our Board of Directors. As of December 29, 2006, Michael J. Grebe was our President and Chief Executive Officer.

(10)
Effective March 5, 2007, William E. Sanford was named President and Chief Operating Officer. The role of President was previously held by Michael J. Grebe who continues to serve as our Chairman of the Board and Chief Executive Officer. As of December 29, 2006, William E. Sanford was our Executive Vice President and Chief Operating Officer.

2007 GRANTS OF PLAN-BASED AWARDS

        The following table summarizes the awards granted to each of our named executive officers during the fiscal year ended December 28, 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options(1) (#) (j)		Exercise or Base Price of Option Awards ($/Sh) (k)		Grant Date Fair Value of Stock and Option Awards (m)
Michael J. Grebe	3/1/07 3/1/07 3/2/07 3/2/07	$384,000	$600,000	$1,200,000	8,750	17,500	26,250		98,485 4,847	(2)	$ $	20.79 20.85	$ $ $	667,728 364,875 32,863
William E. Sanford	3/1/07 3/1/07 3/2/07 3/2/07	$268,800	$420,000	$840,000	4,773	9,545	14,318		53,719 3,581	(2)	$ $	20.79 20.85	$ $ $	364,215 199,020 24,279
Thomas J. Tossavainen	3/1/07 3/1/07 3/2/07 3/2/07	$86,222	$134,723	$538,890	2,841	5,682	8,523		17,218 1,015	(2)	$ $	20.79 20.85	$ $ $	116,738 118,470 6,882
Federico M. Bravo	3/1/07 3/1/07 3/2/07 3/2/07	$99,743	$155,848	$566,720	2,841	5,682	8,523		17,218 1,015	(2)	$ $	20.79 20.85	$ $ $	116,738 118,470 6,882
Pamela L. Maxwell	3/1/07 3/1/07 3/2/07 3/2/07	$73,600	$126,500	$460,000	2,841	5,682	8,523		17,218 1,015	(2)	$ $	20.79 20.85	$ $ $	116,738 118,470 6,882

(1)
Stock options granted to executive officers during the fiscal year ended December 28, 2007 vest in 25% increments over four years and may not be exercised after the expiration date of seven years from the date of grant.

(2)
Pursuant to the terms of the restricted stock agreements, the executive is entitled to receive a new grant of stock options covering the number of shares equal to the number of shares that are withheld to pay applicable withholding taxes in connection with the vesting of the restricted stock.

Employment Agreements

        The following paragraphs summarize the principal provisions of the employment agreements with our named executive officers.

Michael J. Grebe

        We have entered into an employment agreement with Mr. Grebe, which became effective August 13, 2004 and expires two years thereafter, subject to automatic one-year extensions at the beginning of each calendar year thereafter unless we or Mr. Grebe give at least 90 days' written notice of non-extension. We entered into an amendment to Mr. Grebe's employment agreement effective as of December 2, 2004. Mr. Grebe's base salary is currently $630,000, subject to annual cost of living increases of at least 5% as of the beginning of each calendar year. Mr. Grebe is also eligible for an annual cash bonus based upon the achievement of annual performance targets established by our Compensation Committee. Mr. Grebe is also eligible to participate in the benefits plans and arrangements generally available to our senior executives, including participation in our equity incentive plan and a monthly automotive allowance.

William E. Sanford

        We have entered into an employment agreement with Mr. Sanford, which became effective on August 13, 2004 and expires two years thereafter, subject to automatic one-year extensions at the beginning of each calendar year thereafter unless we or Mr. Sanford give at least 90 days' written notice of non-extension. We entered into an amendment to Mr. Sanford's employment agreement effective as of December 2, 2004. Mr. Sanford's base salary is currently $441,000, subject to annual cost of living increases of at least 5% as of the beginning of each calendar year. Mr. Sanford is also eligible for an annual cash bonus based upon the achievement of annual performance targets established by our Compensation Committee. Mr. Sanford is eligible to participate in the benefits plans and arrangements generally available to our senior executives, including participation in our equity incentive plan and a monthly automotive allowance.

Thomas J. Tossavainen

        We have entered into an employment agreement with Mr. Tossavainen dated July 25, 2005. The term of Mr. Tossavainen's employment agreement is from July 25, 2005 to July 25, 2006, subject to automatic one-year extensions unless we or Mr. Tossavainen give at least 60 days' prior written notice of non-extension. Mr. Tossavainen's base salary is currently $269,445, subject to increase at the discretion of our Chief Executive Officer. Mr. Tossavainen is eligible to receive an annual cash bonus based upon the achievement of annual performance targets established by our Compensation Committee. Mr. Tossavainen is also eligible to participate in the benefits plans and arrangements generally available to our senior executives, including participation in our equity incentive plan and a monthly automotive allowance.

Federico M. Bravo

        We have entered into an employment agreement with Mr. Bravo dated January 7, 2004, as amended September 27, 2004 and December 2, 2004. The term of Mr. Bravo's employment agreement is from January 7, 2004 to January 7, 2005, subject to automatic one-year extensions unless we give at least 60 days' prior written notice of non-extension. Mr. Bravo's base salary is currently $297,528 subject to increase at the discretion of our Chief Executive Officer. Mr. Bravo is eligible to receive an annual cash bonus based upon the achievement of annual performance targets established by our Compensation Committee. Mr. Bravo is also eligible to participate in the benefits plans and arrangements generally available to our senior executives, including participation in our equity incentive plan and a monthly automotive allowance.

Pamela L. Maxwell

        We have entered into an employment agreement with Ms. Maxwell dated January 7, 2004, as amended September 27, 2004 and December 2, 2004. The term of Ms. Maxwell's employment agreement is from January 7, 2004 to January 7, 2005, subject to automatic one-year extensions unless we give at least 60 days' prior written notice of non-extension. Ms. Maxwell's base salary is currently $234,600 subject to increase at the discretion of our Chief Executive Officer. Ms. Maxwell is eligible to receive an annual cash bonus based upon the achievement of annual performance targets established by our Compensation Committee. Ms. Maxwell is also eligible to participate in the benefits plans and arrangements generally available to our senior executives, including participation in our equity incentive plan and a monthly automotive allowance.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table summarizes the number of securities underlying the equity awards held by each of our named executive officers as of the fiscal year ended December 28, 2007.

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Michael J. Grebe	371,289	(1)	—		$15.00	12/15/14			83,500	$1,844,515
	—		98,485		$20.79	3/1/14
	—		4,847		$20.85	3/2/14
	125,673	(1)	—		$21.75	12/15/14
	1,233		3,697		$23.25	3/14/13
	18,085		54,253		$23.32	3/13/13
	125,673	(1)	—		$26.25	12/15/14
	303		—		$137.11	2/5/13
	303		—		$410.51	2/5/13
	302		—		$1,669.13	2/5/13
William E. Sanford	286,028	(1)	—		$15.00	12/15/14			52,239	$1,153,960
	—		53,719		$20.79	3/1/14
	—		3,581		$20.85	3/2/14
	98,743	(1)	—		$21.75	12/15/14
	896		2,686		$23.25	3/14/13
	11,285		33,854		$23.32	3/13/13
	98,743	(1)	—		$26.25	12/15/14
	208		—		$137.11	2/5/13
	208		—		$410.51	2/5/13
	208		—		$1,669.13	2/5/13
Thomas J. Tossavainen	124,314	(1)	—		$15.00	12/15/14			22,516	$497,378
	—		17,218		$20.79	3/1/14
	—		1,015		$20.85	3/2/14
	254		761		$23.25	3/14/13
	4,702		14,106		$23.32	3/13/13
	15		—		$41.05	2/5/13
Federico M. Bravo	155,444	(1)	—		$15.00	12/15/14			22,516	$497,378
	—		17,218		$20.79	3/1/14
	—		1,015		$20.85	3/2/14
	254		761		$23.25	3/14/13
	4,702		14,106		$23.32	3/13/13
	15		—		$41.05	2/5/13
Pamela L. Maxwell	124,314	(1)	—		$15.00	12/15/14			22,516	$497,378
	—		17,218		$20.79	3/1/14
	—		1,015		$20.85	3/2/14
	254		761		$23.25	3/14/13
	4,702		14,106		$23.32	3/13/13
	15		—		$41.05	2/5/13

(1)
These options were 100% vested and exercisable at grant date but the executives are only permitted to sell shares acquired upon the exercise of the options in 25% increments over a four year period. However, the option agreements provide that shares otherwise to be delivered to the executive upon exercise of the option may be used to satisfy taxes.

2007 OPTION EXERCISES AND STOCK VESTED

        The following table summarizes the stock options exercised and stock vested by each of our named executive officers during the fiscal year ended December 28, 2007.

			Stock Awards
	Option Awards
			Number of Shares Acquired on Vesting (#) (d)
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)		Value Realized on Vesting ($) (e)
Michael J. Grebe	—	$—	18,188(1)	$377,947
William E. Sanford	—	$—	13,547(3)	$281,507
Thomas J. Tossavainen	—	$—	3,838(2)	$79,754
Federico M. Bravo	—	$—	3,838(2)	$79,754
Pamela L. Maxwell	—	$—	3,838(2)	$79,754

(1)
In accordance with the applicable restricted stock agreement, a total of 4,847 shares were withheld to cover the tax associated with the value realized on vesting.

(2)
In accordance with the applicable restricted stock agreement, a total of 1,015 shares were withheld to cover the tax associated with the value realized on vesting.

(3)
In accordance with the applicable restricted stock agreement, a total of 3,581 shares were withheld to cover the tax associated with the value realized on vesting.

Potential Payments Upon Termination or Change in Control

        The following summaries set forth potential payments payable to our executive officers upon termination of employment or a change in control of us under their current employment agreements, or change in control agreements.

Michael J. Grebe and William E. Sanford

        The executive's employment may be terminated by us for "cause" (as defined below) or by the executive for any reason upon 30 days' prior written notice, which notice must be authorized by a majority of the members of our Board of Directors in the case of a termination for cause. Upon either such termination, we are required to pay his accrued and unpaid base salary and benefits through the date of termination.

        If the executive's employment terminates due to disability or death, he or his estate will be entitled to receive (i) any accrued and unpaid base salary and benefits, (ii) continuation of his base salary for a period of two years following the date of termination and (iii) a pro rata bonus for the calendar year in which termination occurs. Unless otherwise provided by the award agreement entered into by the executive at the time the executive was granted a particular equity award, upon termination of the executive's employment as a result of disability or death, the executive's unvested equity awards will be forfeited, and he or his estate will have until the earlier of the stock option's expiration date or one year from date of termination to exercise any vested stock options.

        If the executive's employment is terminated by us "without cause," or by the executive for "good reason" (as defined below), upon 10 days' prior written notice, the executive will be entitled to receive any accrued and unpaid base salary and benefits and severance equal to (i) two times his base salary payable in a lump sum and (ii) an amount equal to two times the average of the annual bonuses paid to him during the three years prior to his termination, to be paid over a two year period following his termination. In addition, the executive may terminate employment for any reason within a 30-day period following the first anniversary of a change in control of us and this will be considered a "good reason" termination. If the executive's employment is terminated under any of the circumstances described in this paragraph following or otherwise in connection with a change in control of us, all of his severance will be paid in a lump sum. The executive will also be entitled to continuation of certain health and welfare benefits at our expense for a period of two years following his termination. In addition, the executive's employment agreement provides for a tax gross-up for any amounts due or paid to him under the employment agreement or any of our other plans or arrangements that are considered an "excess parachute payment" under the U.S. Internal Revenue Code. All severance payments under this agreement are conditioned upon and subject to the executive's execution of a general waiver and release. Upon termination of his employment without cause or for good reason, the executive will forfeit any outstanding unvested stock option awards and he will have until the earlier of a stock option's expiration date or 120 days from date of termination to exercise any vested stock options. He will also become fully vested in any unvested equity awards in the event of a change in control of us.

        If the executive's employment agreement is not renewed on account of us giving notice to the executive of our desire not to extend his employment term, this termination will be treated as a termination "without cause" entitling the executive to the severance outlined above.

        The executive is subject to a non-compete agreement during his employment and for a period of (i) one year following the termination of his employment by us for cause or by the executive without good reason and (ii) two years following the termination of his employment by us without cause or by the executive for good reason. Following the termination of his employment by us for cause or by the executive without good reason, the executive is also subject to a one year prohibition against the solicitation of (i) clients who were our clients within the six month period prior to his termination of employment and (ii) any of our employees. The executive is also subject to a confidentiality agreement during and after his employment with us.

        In the event of a change in control of us, the executive will also be entitled to a "success" bonus in an amount which will be negotiated in good faith and agreed upon between the executive and us. This success bonus will be paid in cash to the executive in a lump sum on the date of the closing of such change in control.

        For purposes of the executive's employment agreement, "cause" is defined as (1) conviction of, or pleading nolo contendere to, a felony or any other crime involving the trading of securities, mail or wire fraud, theft or embezzlement of our property, (2) gross negligence in performance of duties, (3) willful misconduct or material breach of the employment agreement or (4) failure to follow lawful instructions of the Board. "Good reason" is defined as (1) a material reduction in position, duties, title or authority, (2) a reduction in compensation or a reduction in aggregate benefits (other than generally applicable benefit reductions), (3) a failure by us to pay compensation or benefits to the executive when due, (4) a change in the executive's principal employment location by more than 35 miles, if this would materially increase his commute, or (5) any other material breach by us of the executive's employment agreement, or (6) solely in the case of Mr. Grebe, our failure to nominate Mr. Grebe for election to our Board of Directors.

        For purposes of the executive's employment agreement, "change in control" generally means (1) the acquisition by an unrelated third party, pursuant to a sale, merger, consolidation, reorganization or similar transaction, of more than 50% of our common stock, (2) the liquidation or dissolution of us or a sale of substantially all of our assets, or (3) at any time after August 13, 2006, a change in a majority of the membership of our Board of Directors as such membership was constituted on August 13, 2004 (the "Incumbent Board"), excluding membership changes approved by a two-thirds majority of the Incumbent Board.

Thomas J. Tossavainen, Federico M. Bravo and Pamela L. Maxwell

        The executive's employment may be terminated by us for "cause" (as defined in his/her employment agreement). Upon termination of the executive's employment for "cause," we will pay his/her accrued and unpaid base salary and benefits (as defined in his/her employment agreement) through the date of termination.

        If the executive's employment terminates due to disability or death, the executive or his/her estate will be entitled to receive (i) any accrued and unpaid base salary and benefits and (ii) a pro rata bonus for the calendar year in which termination occurs. Unless otherwise provided by the award agreement entered into by the executive at the time the executive was granted a particular equity award, upon termination of the executive's employment as a result of disability or death, the executive will forfeit any outstanding unvested equity awards and the executive or the executive's estate will have until the earlier of the stock option's expiration date or one year from date of termination to exercise any vested stock options.

        If the executive's employment is terminated by us "without cause", or by the executive for "good reason" (as defined in his/her employment agreement), the executive will be entitled to receive (i) any accrued and unpaid base salary and benefits, (ii) continuation of his/her base salary for a period of one year (two years, in the case of Mr. Tossavainen) from the date of termination, (iii) continuation of his/her medical and dental benefits at our expense for a period of one year (two years, in the case of Mr. Tossavainen) following his/her termination and (iv) a pro rata bonus for the calendar year in which termination occurs. All severance payments are conditioned upon and subject to the executive's execution of a general waiver and release. The executive is required to provide us 30 days' advance written notice in the event the executive terminates the executive's employment other than for "good reason." Upon termination of his/her employment without cause or for good reason, the executive will forfeit any outstanding unvested equity awards and the executive will have until the earlier of a stock option's expiration date or 120 days from date of termination to exercise any vested stock options.

        The nonrenewal of Mr. Tossavainen's employment agreement, as a result of us giving notice to Mr. Tossavainen of our desire not to extend his employment term, will be treated as a termination "without cause" entitling Mr. Tossavainen to the severance benefits outlined above.

        The executive's employment agreement provides that the executive is subject to a non-compete agreement during his/her employment and for one year thereafter. The executive is subject to a non-solicitation agreement during his/her employment and for two years thereafter. The executive is subject to a confidentiality agreement during and after his/her employment with us.

        For purposes of the executive's employment agreement, "cause" is defined as (1) gross neglect or willful failure to perform duties, (2) a willful act by the executive against us or which causes or is intended to harm us, (3) conviction of, or plea of no contest or guilty to, a felony, or lesser offence involving dishonesty, the theft of our property or moral turpitude, or (4) a material breach of the employment agreement by the executive which is not cured within 20 days of receipt of notice from us.

        For purposes of the executive's employment agreement, "good reason" is defined as (1) a material breach of the terms of the employment agreement by us, (2) a change in the executive's place of employment by more than 35 miles, if this would materially increase the executive's commute, or (3) a material diminution of the executive's responsibility which is not cured by us within 20 days of receipt of notice from the executive.

        In March 2007, we entered into a change in control agreement with each of Messrs. Tossavainen and Bravo and Ms. Maxwell. This change in control agreement has a perpetual term, although we may unilaterally amend it with one-year's notice. The change in control agreement provides that in the event that the executive is terminated by us "without cause" (as defined in the change in control agreement), or by the executive for "good reason" (as defined in the change in control agreement) within two years following a change in control of us, the executive will be entitled to receive in a cash lump sum (i) any accrued and unpaid base salary and benefits, (ii) a pro rata bonus for the calendar year in which termination occurs, (iii) an amount equal to 1.5 times the sum of the executive's base salary and bonus and (iv) continuation of his/her medical benefits at our expense for a period of 18 months following his/her termination. The executive will also become fully vested in any unvested equity awards in the event of a change in control of us.

        In addition, the executive's change in control agreement provides for a tax gross-up for any amounts due or paid to him/her under the change in control agreement or any of our other plans or arrangements that are considered an "excess parachute payment" under the U.S. Internal Revenue Code, provided that the "excess parachute payments" are at least 110% of the "safe harbor" amount that would result in no excise tax liability. All severance payments under the change in control agreement are conditioned upon and subject to the executive's execution of a general waiver and release.

        The executive is subject to identical restrictive covenants under the executive's change in control agreement as he/she is under his/her employment agreement.

        For purposes of the executive's change in control agreement:

  •
  "cause" is defined as (1) the executive's conviction of, or pleading nolo contendere to, a felony, (2) gross neglect of duties, (3) willful misconduct in connection with the performance of duties, which results in material and demonstrable damage to us or (4) failure to follow the lawful directions of the Board, consistent with the executive's position with us;

  •
  "good reason" is defined as (1) a material and adverse change in duties and responsibilities, (2) a material breach the terms of the executive's employment agreement by us, (3) a reduction in annual base salary or target annual bonus, (4) a change in the executive's principal employment location by more than 35 miles, if this would increase her commute by more than 20 miles, (5) substantially greater business travel, (6) a reduction of more than 5% in aggregate benefits, (7) failure to provide paid vacation, (8) termination of employment in a manner inconsistent with the notice provisions of the change in control agreement, or (9) failure by us to obtain the assumptions and guarantees from any successor or parent corporation; and

  •
  "change in control" generally means (1) the acquisition by an unrelated third party, pursuant to a sale, merger, consolidation, reorganization or similar transaction, of more than 50% of our common stock, (2) the liquidation or dissolution of us or a sale of substantially all of our assets, (3) during any 24-month period, a change in a majority of the membership of our Board of Directors (the "Incumbent Board"), excluding membership changes approved by a majority of the Incumbent Board, or (4) a merger, reorganization or consolidation of us.

Incremental Payments Associated With an Involuntary Termination in the Absence of a Change in Control

        The following table summarizes the incremental payments associated with the termination of each of our named the executive officers by us without cause or a termination by each of our named executive officers for good reason on the last day of our fiscal year ended December 28, 2007. The values in this table assume a stock price of $22.09, the closing price of our stock on the last day of the fiscal year ended December 28, 2007, and include all outstanding grants. Actual values will vary based on changes in our stock price.

	Cash Severance		Intrinsic Value of Stock Options (4)	Restricted Shares (5)	Performance Shares (6)	Benefits		Total
Michael J. Grebe	$2,274,965	(1)	$—	$401,751	$—	$30,312	(7)	$2,707,028
William E. Sanford	$1,731,469	(1)	$—	$299,231	$—	$30,312	(7)	$2,061,012
Thomas J. Tossavainen	$673,613	(2)	$—	$84,759	$—	$17,952	(7)	$776,324
Federico M. Bravo	$439,208	(3)	$—	$84,759	$—	$7,188	(8)	$531,155
Pamela L. Maxwell	$356,500	(3)	$—	$84,759	$—	$8,976	(8)	$450,235

(1)
Calculated as two times base salary plus the average of the annual bonuses paid during the three years prior to termination.

(2)
Calculated as two times base salary plus the pro-rated target bonus for the year (pro-rated at 100% as calculation is as of the last day of our fiscal year ended December 28, 2007).

(3)
Calculated as one times base salary plus the pro-rated target bonus for the year (pro-rated at 100% as calculation is as of the last day of our fiscal year ended December 28, 2007).

(4)
Unvested stock options are forfeited in the event of an involuntary termination without cause; no incremental value.

(5)
Represents the value of unvested shares that would automatically vest upon an involuntary termination without cause.

(6)
Unvested performance shares are forfeited in the event of an involuntary termination without cause; no incremental value.

(7)
Represents the value of two years of continued health and welfare benefits.

(8)
Represents the value of one year of continued health and welfare benefits.

Incremental Payments Associated With an Involuntary Termination as a Result of Disability or Death

        The following table summarizes the incremental payments associated with the termination of each of our named the executive officers as a result of disability or death on the last day of our fiscal year ended December 28, 2007. The values in this table assume a stock price of $22.09, the closing price of our stock on the last day of the fiscal year ended December 28, 2007, and include all outstanding grants. Actual values will vary based on changes in our stock price.

	Cash Severance		Intrinsic Value of Stock Options (3)	Restricted Shares (4)	Performance Shares (5)	Total (6)
Michael J. Grebe	$1,800,000	(1)	$134,041	$401,751	$624,749	$2,960,541
William E. Sanford	$1,260,000	(1)	$74,275	$299,231	$374,661	$2,008,167
Thomas J. Tossavainen	$134,723	(2)	$23,642	$84,759	$174,931	$418,055
Federico M. Bravo	$155,848	(2)	$23,642	$84,759	$174,931	$439,180
Pamela L. Maxwell	$126,500	(2)	$23,642	$84,759	$174,931	$409,832

(1)
Calculated as two times base salary plus the pro-rated target bonus for the year (pro-rated at 100% as calculation is as of the last day of our fiscal year ended December 28, 2007).

(2)
Calculated as the pro-rated target bonus for the year (pro-rated at 100% as calculation is as of the last day of our fiscal year ended December 28, 2007).

(3)
Represents the value of unvested stock options that would automatically vest upon an involuntary termination due to disability or death.

(4)
Represents the value of unvested shares that would automatically vest upon an involuntary termination due to death. Unvested restricted shares are forfeited in the event of an involuntary termination due to disability.

(5)
Represents the value of target performance shares that would automatically vest upon termination as a result of disability or death; assumes 1st half of March 2, 2007 restricted share unit grant has already vested on December 28, 2007 based on performance targets.

(6)
Represents the total incremental payments associated with the involuntary termination as a result of death. Unvested restricted shares are forfeited in the event of an involuntary termination due to disability; therefore, if the termination was as a result of disability, the totals would be $2,558,790,

  $1,708,936, $333,296, $354,421 and $325,073 for Mr. Grebe, Mr. Sanford, Mr. Tossavainen, Mr. Bravo and Ms. Maxwell, respectively.

  Incremental Payments Associated With a Change In Control Termination

        The following table summarizes the incremental payments associated with a termination in connection with a change in control for each of our named executive officers if the change in control had occurred as of the last day of our fiscal year ended December 28, 2007. The values in this table assume a stock price of $22.09, the closing price of our stock on the last day of the fiscal year ended as of December 28, 2007, and include all outstanding grants. Actual values will vary based on changes in our stock price.

	Cash Severance		Intrinsic Value of Stock Options (5)	Restricted Shares (6)	Performance Shares (7)	Benefits		Excise Tax Gross-Up (10)	Total
Michael J. Grebe	$2,274,965	(1)	$134,041	$401,751	$818,037	$30,312	(8)	$—	$3,659,106
William E. Sanford	$1,731,469	(1)	$74,275	$299,231	$480,089	$30,312	(8)	$—	$2,615,376
Thomas J. Tossavainen	$668,245	(2)(3)	$23,642	$84,759	$237,688	$13,464	(9)	$—	$1,027,798
Federico M. Bravo	$779,905	(2)(4)	$23,642	$84,759	$237,688	$10,782	(9)	$—	$1,136,776
Pamela L. Maxwell	$640,665	(2)	$23,642	$84,759	$237,688	$13,464	(9)	$—	$1,000,218

(1)
Calculated as two times base salary plus the average of the annual bonuses paid during the three years prior to termination; executive is also eligible for a success bonus in an amount to be negotiated in good faith and agreed upon between the executive and us (amount not reflected in the table above).

(2)
Calculated as 1.5 times base salary and bonus plus the pro-rated target bonus for the year (pro-rated at 100% as calculation is as of the last day of our fiscal year ended December 28, 2007).

(3)
This amount is reduced by $51,759 to avoid to being affected by the excise tax.

(4)
This amount is reduced by $13,496 to avoid to being affected by the excise tax.

(5)
Unvested stock options vest immediately upon a change in control.

(6)
Represents the value of unvested shares that would automatically vest upon a termination subsequent to a change in control.

(7)
Represents the value of target performance shares that would automatically vest upon termination following a change in control; assumes 1st half of March 2, 2007 restricted share unit grant has already vested on December 28, 2007 based on performance targets.

(8)
Represents the value of two years of continued health and welfare benefits.

(9)
Represents the value of eighteen months of continued health and welfare benefits.

(10)
No excise tax is incurred.

Tax Deductibility under Section 162(m) of the Internal Revenue Code

        In carrying out its duties, the Compensation Committee makes all reasonable attempts to comply with the $1,000,000 deduction limitation under Section 162(m) of the Internal Revenue Code applicable to compensation of our CEO and our three other highest paid executive officers at the end of the year (other than our Chief Financial Officer), unless the Compensation Committee determines that such compliance in given circumstances would not be in our best interest or in the best interests of our stockholders. We believe that our ability to deduct compensation attributable to our 2007 annual bonuses, or grants of stock options and restricted share units should not be limited by Section 162(m) on the Internal Revenue Code.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Amended and Restated Shareholders' Agreement

        Pursuant to an Amended and Restated Shareholders' Agreement, dated as of September 29, 2000, and as amended on March 16, 2004, certain of the Company's principal stockholders and certain members of our management, including Messrs. Grebe and Sanford, have demand and piggyback registration rights with respect to the shares of the Company's common stock that they held at the time of our initial public offering in December 2004. Provisions of the Shareholders' Agreement relating to voting of the shares, board of director's composition and restricting transfers of stock terminated upon the consummation of our initial public offering.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by INTERLINE under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The Audit Committee (the "Committee") oversees the Company's financial reporting, internal controls, and audit function process on behalf of the Board of Directors. The Committee is composed of three directors. The members of the Committee are independent as such term is defined under the New York Stock Exchange's listing standards. The Committee adopted a written charter during fiscal 2004, a copy of which is available on the Company's website. The members of the Committee are not engaged professionally in the practice of auditing or accounting and are not employees of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K with management and discussed the quality and acceptability of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the Company's financial statements.

        The Committee reviewed with the Company's independent registered public accounting firm, Deloitte & Touche LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and of the effectiveness of the Company's internal control over financial reporting, their judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61 (Communications with Audit Committees) and Rule 2-07 of SEC Regulation S-X (Communication with Audit Committees). In addition, the Committee has discussed with the Company's independent registered public accounting firm their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), which were submitted to the Company, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

        The Committee discussed with the Company's internal auditors and its independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the Company's internal auditors and its independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 28, 2007 for filing with the SEC. The Committee also appointed, and the Board of Directors is proposing, that the stockholders ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2008 fiscal year.

AUDIT COMMITTEE Mr. Barry J. Goldstein, Chairman Mr. John J. Gavin Mr. Drew T. Sawyer

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

        The Audit Committee has selected Deloitte & Touche LLP as independent registered public accountants to audit our books, records and accounts and those of our subsidiaries for the fiscal year ended December 26, 2008. Your Board has endorsed this appointment. Ratification of the selection of Deloitte & Touche LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of Interline and its stockholders. Deloitte & Touche LLP audited our consolidated financial statements for fiscal years ended December 28, 2007, December 29, 2006 and December 30, 2005. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

        The following is a summary of the fees billed to us by Deloitte & Touche LLP for professional services rendered for the fiscal years ended December 28, 2007 and December 29, 2006:

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees
	(in thousands)
Audit Fees	$1,365.7	$1,432.2
Audit-Related Fees	82.0	19.0
Tax Fees	8.7	8.4

Total Fees	$1,456.4	$1,459.6

        Audit Fees.    Consists of fees billed for professional services rendered for the audits of our annual consolidated financial statements and internal control over financial reporting, review of interim condensed consolidated financial statements included in quarterly reports on Form 10-Q and other services provided in connection with our statutory and regulatory filings or engagements.

        Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits and various attest services.

        Tax Fees.    Consists of fees for tax services including tax compliance, planning and advice.

        Our Audit Committee pre-approves and is responsible for the engagement of all services provided by our independent registered public accountants.

Vote Required

        The appointment of Deloitte & Touche as our independent registered public accountants is ratified by an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote. Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment. In the event ratification is not obtained, your Audit Committee will review its future selection of our independent registered public accountants.

        Your Board of Directors recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accountants.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

        If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2009 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Secretary of the Company at the address of the principal executive offices of the Company no later than November 27, 2008. Proposals we receive after that date will not be included in the Proxy Statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

        A stockholder proposal not included in our Proxy Statement for the 2009 Annual Meeting will be ineligible for presentation at the 2009 Annual Meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the address of the principal executive offices of the Company. Under our Bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not less than 90 nor more than 120 days prior to the first anniversary of the 2008 Annual Meeting of Stockholders. The stockholder's notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

        You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

U.S. Securities and Exchange Commission Division of Corporation Finance 100 F Street, N.E. Washington, DC 20549

or through the Commission's Internet web site: www.sec.gov. Request SEC Release No. 34-40018, May 21, 1998.

OTHER MATTERS

        Your Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

        Whether or not you intend to be present at the Annual Meeting, we urge you to grant your proxy promptly.

By Order of the Board of Directors,

Thomas J. Tossavainen Chief Financial Officer and Secretary

Jacksonville, Florida
March 27, 2007

        Interline's 2007 Annual Report on Form 10-K has been mailed with this Proxy Statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to Interline Brands, Inc., 801 West Bay Street, Jacksonville, FL 32204, Attention: Investor Relations. The request must include a representation by the stockholder that as of March 11, 2008, the stockholder was entitled to vote at the Annual Meeting.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominees are participating in the practice of "householding" proxy statements and annual reports. This means that beneficial owners of our common stock who share the same address or household may not receive separate copies of this proxy statement and our 2007 Annual Report on Form 10-K. We will promptly deliver an additional copy of either document to you if you write or call us at: Interline Brands, Inc., 801 West Bay Street, Jacksonville, FL 32204, Attention: Investor Relations (904) 421-1400.

APPENDIX A

INTERLINE BRANDS, INC.
2004 EQUITY INCENTIVE PLAN
Amended and Restated Effective May 11, 2006
(as amended through                        , 2008)

1.     Purpose

        The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these persons. The Plan was originally adopted on December 16, 2004, was amended and restated effective May 11, 2006, was further amended effective December 30, 2006 and effective                        , 2008.

        So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Share Units and Stock Bonuses, or any combination of the foregoing.

2.     Definitions

        The following definitions shall be applicable throughout the Plan.

        (a)   "Affiliate" means (i) any entity that directly or indirectly is controlled by, controls or is under common control with the Company and (ii) to the extent provided by the Committee, any entity in which the Company has a significant equity interest.

        (b)   "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Share Unit Award or Stock Bonus Award granted under the Plan.

        (c)   "Board" means the Board of Directors of the Company.

        (d)   "Cause" means, unless in the case of a particular Award, the applicable Award agreement states otherwise, the Company or an Affiliate having "cause" to terminate a Participant's employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee's determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (iv) the failure of the Participant to follow the lawful instructions of the Board or his direct superiors or (v) in the case of a Participant who is a non-employee director, the Participant ceasing to be a member of the Board in connection with the Participant engaging in any of the activities described in clauses (i) through (iv) above.

        (e)   "Change in Control" shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of "Change in Control," be deemed to occur upon:

          (i)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Stock of the Company, taking into account as outstanding for this purpose such Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition which complies with clauses (A), (B) and (C) of subsection (v) of this Section 2(e), or (IV) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

          (ii)   during any period of twenty-four months, individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

          (iii)  the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company;

          (iv)  the sale, transfer or other disposition of all or substantially all of the business or assets of the Company; or

          (v)   the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the "Surviving Company"), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the Surviving Company (the "Parent Company"), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination.

        (f)    "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

        (g)   "Committee" means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.

        (h)   "Common Stock" means the common stock, par value $0.01 per share, of the Company and any stock into which such common stock may be converted or into which it may be exchanged.

        (i)    "Company" means Interline Brands, Inc. and any successor thereto.

        (j)    "Date of Grant" means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement.

        (k)   "Disability" means, unless in the case of a particular Award, the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant's employment or service on account of "disability," as defined in any existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate, or in the absence of such an employment, consulting or other agreement, a condition entitling a person to receive benefits under the long-term disability plan of the Company or an Affiliate, as may be applicable to the Participant in question, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.

        (l)    "Effective Date" means December 16, 2004.

        (m)  "Eligible Director" means a person who is (i) intended to qualify as an "independent director" within the meaning of the New York Stock Exchange listed company rules (to the extent required), (ii) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (iii) an "outside director" within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder; provided, however, that clause (iii) shall apply only with respect to grants of Awards with respect to which the Company's tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

        (n)   "Eligible Person" means any (i) individual regularly employed by the Company or Affiliate who satisfies all of the requirements of Section 6; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate or (iii) consultant or advisor to the Company or an Affiliate who may be offered securities pursuant to Form S-8 (which, as of the Effective Date, includes those who (A) are natural persons and (B) provide bona fide services to the Company other than in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities).

        (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (p)   "Fair Market Value, on a given date means (i) if the Stock is listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the final ask price reported on such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

        (q)   "Incentive Stock Option" means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth herein.

        (r)   "Nonqualified Stock Option" means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

        (s)   "Option" means an Award granted under Section 7.

        (t)    "Option Period" means the period described in Section 7(c).

        (u)   "Option Price" means the exercise price for an Option as described in Section 7(a).

        (v)   "Parent" means any parent of the Company as defined in Section 424(e) of the Code.

        (w)  "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6.

        (x)   "Performance Goals" means the performance objectives of the Company or an Affiliate during a Restricted Period established for the purpose of determining whether, and to what extent, Awards will be earned for the Restricted Period. To the extent an Award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Performance Goals shall be established with reference to one or more of the following objective measures: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) pre- or after-tax income (before or after allocation of corporate overhead and bonus); (iv) operating income (before or after taxes); (v) revenue, net revenue, net revenue growth or product revenue growth; (iv) gross profit or gross profit growth; (vii) net operating profit (before or after taxes); (viii) earnings, including earnings before or after taxes, interest, depreciation and/or amortization; (ix) return measures (including, but not limited to, return on assets, net assets, capital, total capital, tangible capital, invested capital, equity, sales, or total shareholder return); (x) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash flow return on investment, and cash flow per share (before or after dividends); (xi) margins, gross or operating margins, or cash margin; (xii) operating efficiency; (xiii) productivity ratios; (xiv) share price (including, but not limited to, growth measures and total shareholder return); (xv) expense targets; (xvi) objective measures of customer satisfaction; (xvii) working capital targets; (xviii) measures of economic value added, or economic value-added models or equivalent metrics; (xix) inventory control; (xx) enterprise value; (xxi) net sales; (xxii) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (xxiii) market share; (xxiv) comparisons with various stock market indices; (xxv) reductions in costs; (xxvi) improvement in or attainment of expense levels or working capital levels; (xxvii) year-end cash; (xxviii) debt reductions; (xxix) stockholder equity; (xxx) regulatory achievements; or (xxxi) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such Performance Goals also may be based solely by reference to the Company's performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

        (y)   "Plan" means this Interline Brands, Inc. 2004 Equity Incentive Plan, as amended from time to time.

        (z)   "Restricted Period" means, with respect to any Award, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

        (aa) "Restricted Stock" means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9.

        (bb) "Restricted Stock Award" means an Award of Restricted Stock granted under Section 9.

        (cc) "Restricted Share Unit" means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 9.

        (dd) "Securities Act" means the Securities Act of 1933, as amended.

        (ee) "Stock" means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

        (ff)  "Stock Appreciation Right" or "SAR" means an Award granted under Section 8 of the Plan.

        (gg) "Stock Bonus" means an Award granted under Section 10.

        (hh) "Stock Option Agreement" means any agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties thereto.

        (ii)   "Strike Price" means (i) in the case of a SAR granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

        (jj)   "Subsidiary" means any subsidiary of the Company as defined in Section 424(f) of the Code.

        (kk) "Vested Unit" shall have the meaning ascribed thereto in Section 9(d).

3.     Effective Date, Duration and Shareholder Approval

        The Plan is effective as of the Effective Date; provided, that the validity and exercisabilty of any and all Awards granted pursuant to the Plan is contingent upon approval of the Plan by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 162(m) of the Code and any applicable exchange. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(i) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

        The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled.

4.     Administration

        (a)   The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

        (b)   Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Stock, other securities, other Options, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations, (ix) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

        (c)   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

        (d)   The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, "covered employees" for purposes of Code Section 162(m).

        (e)   No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

5.     Grant of Awards; Shares Subject to the Plan

        The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Share Units and/or Stock Bonuses to one or more Eligible Persons; provided, however, that:

        (a)   Prior to January 1, 2008, there were an aggregate of 5,175,000 shares of Stock in respect of which Awards could have been granted under the Plan (3,175,000 of which were authorized under the Plan as originally adopted and 2,000,000 of which were authorized under the amendment and restatement of the Plan effective May 11, 2006), subject to Section 12. Effective as of January 1, 2008, subject to Section 12 and the other provisions of this Section 5, the total aggregate number of shares of Stock in respect of which Awards may be granted under the Plan on or after January 1, 2008, is 3,800,000 (such aggregate total, the "Absolute Share Limit"); provided that (i) any shares of Stock subject to such Awards other than Options or SARs shall be counted against this limit as 1.8 shares of Stock for every one (1) share of Stock granted, and (ii) any shares of Stock subject to such Awards of Options or SARs shall be counted against this limit as one (1) share of Stock for every one (1) share of Stock granted. Subject to Section 12, no more than the number of shares of Stock equal to the Absolute Share Limit may be subject to grants of Incentive Stock Options.

        (b)   If and to the extent an Award under the Plan (whether granted before, on, or after January 1, 2008) expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, or any such Award is settled in cash, the shares of Stock covered by such Award shall again become available for future Awards under the Plan in accordance with Section 5(g). For purposes of the foregoing sentence, a Participant shall not be deemed to have received any "benefit" in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added back to the shares of Stock authorized under Section 5(a): (i) shares of Stock tendered by the Participant or withheld by the Company in payment of the Option Price, (ii) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) shares of Stock subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof;

        (c)   Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market or by private purchase, or a combination of the foregoing;

        (d)   Subject to Section 12, no person may be granted Options or SARs under the Plan during any calendar year with respect to more than 750,000 shares of Stock; provided, that such number shall be adjusted pursuant to Section 12, and shares otherwise counted against such number, only in a manner which will not cause Options or SARs granted under the Plan to fail to qualify as "performance-based compensation" under Section 162(m) of the Code; and

        (e)   Subject to Section 12, with respect to awards of Restricted Stock, Restricted Share Units or Stock Bonus Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, no person may be granted Restricted Stock, Restricted Share Units or a Stock Bonus Award under the Plan during any calendar year with respect to more than 250,000 shares of Stock; provided, that such number shall be adjusted pursuant to Section 12, and shares otherwise counted against such number, only in a manner which will not cause such Restricted Stock, Restricted Share Units or Stock Bonus Award granted under the Plan to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

        (f)    Substitute Awards shall not reduce the shares of Stock authorized under Section 5(a) of the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not be counted against the Absolute Share Limit; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Persons prior to such acquisition or combination.

        (g)   Any shares of Stock that again become available for grant pursuant to this Section 5 shall be added back as (i) one (1) share of Stock if such shares were subject to Options or SARs, and (ii) as 1.8 shares of Stock if such shares were subject to Awards other than Options or SARs.

6.     Eligibility

        Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.     Options

        The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Option shall be granted to any Eligible Person who is not an employee of the Company. Each Option so granted shall be subject to the conditions set forth under this Section 7, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

        (a)    Option Price.    The exercise price ("Option Price") per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock at the Date of Grant.

        (b)    Manner of Exercise and Form of Payment.    No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable (i) in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company), (ii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the Option Price or (B) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds from the sale of the Stock subject to the Option, sufficient to pay the Option Price or (iii) by such other method as the Committee may allow. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in the manner described in clause (ii) of the preceding sentences if the Committee determines that exercising an Option in such manner would violate the Sarbanes-Oxley Act of 2002 or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission, the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company or any of its Affiliates are listed or traded.

        (c)    Vesting, Option Period and Expiration.    Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Option Period"); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

        (d)    Stock Option Agreement – Other Terms and Conditions.    Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. Except as specifically provided otherwise in such Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

          (i)    Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

          (ii)   Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or exercises a related SAR or when the Option expires.

          (iii)  Subject to Section 11(k), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by him.

          (iv)  Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

          (v)   At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

          (vi)  Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

        (e)    Incentive Stock Option Grants to 10% Stockholders.    Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or a Parent, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

        (f)    $100,000 Per Year Limitation for Incentive Stock Options.    To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8.     Stock Appreciation Rights

        Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

        (a)    Vesting, Transferability and Expiration.    A SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

        (b)    Automatic exercise.    If on the last day of the Option Period (or in the case of a SAR independent of an option, the period established by the Committee after which the SAR shall expire), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

        (c)    Payment.    Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

        (d)    Method of Exercise.    A Participant may exercise a SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

        (e)    Expiration.    Except as otherwise provided in the case of SARs granted in connection with Options, a SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

9.     Restricted Stock Awards and Restricted Share Unit Awards

        (a)    Award of Restricted Stock and Restricted Share Units.

          (i)    The Committee shall have the authority (A) to grant Awards of Restricted Stock and Restricted Share Unit Awards to Eligible Persons, (B) to issue or transfer Restricted Stock to Participants, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock and Restricted Share Units, including the Restricted Period, as applicable, which may differ with respect to each grantee, the time or times at which Restricted Stock or Restricted Share Units shall be granted or become vested and the number of shares or units to be covered by each grant.

          (ii)   Each Participant who has been granted an Award of Restricted Stock shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee and (B) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b), the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant's account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or earnings.

          (iii)  Upon the grant of an Award of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it, registered in the name of the Participant.

          (iv)  The terms and conditions of a grant of Restricted Share Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time an Award of a Restricted Share Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Share Unit (representing one share of Stock) awarded to a Participant may be credited with cash and stock dividends paid by the Company in respect of one share of Stock ("Dividend Equivalents"). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant's account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant's account and attributable to any particular Restricted Share Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Restricted Share Unit and, if such Restricted Share Unit is forfeited, the Participant shall have no right to such Dividends Equivalents.

        (b)    Restrictions.

          (i)    Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award agreement, (C) the shares shall be subject to forfeiture to the extent provided in Section 9(d) and the applicable Award agreement and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

          (ii)   Restricted Share Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of applicable Performance Goals during such period, to the extent provided in the applicable Award agreement, and to the extent such Restricted Share Units are forfeited, all rights of the Participant to such Restricted Share Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award agreement.

          (iii)  The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Share Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Awards of Restricted Stock or Restricted Share Units, such action is appropriate.

        (c)    Restricted Period.    The Restricted Period of Restricted Stock and Restricted Share Units shall commence on the Date of Grant and shall expire from time to time and, upon attainment of the Performance Goals, if any, set forth in the applicable Award agreement, as to that part of the Restricted Stock and Restricted Share Units indicated in a schedule established by the Committee in the applicable Award agreement.

        (d)    Delivery of Restricted Stock and Settlement of Restricted Share Units.    Upon the expiration of the Restricted Period with respect to any shares of Stock covered by an Award of Restricted Stock, the restrictions set forth in Section 9(b) and the applicable Award agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant's account with respect to such Restricted Stock and the interest thereon, if any.

        Upon the expiration of the Restricted Period with respect to any Restricted Share Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Stock for each Restricted Share Unit, which has not then been forfeited and with respect to which the Restricted Period has expired ("Vested Unit") and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 9(a)(iv) hereof, if any; provided, however, that, if so explicitly provided in the applicable Award agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only shares of Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit. Notwithstanding the foregoing, and only if so explicitly provided in the applicable Award agreement, a Participant may elect in a manner and at a time established in such Award agreement to defer receipt of such shares of Stock or cash, with respect to such Vested Units, until a specified date or period.

        (e)    Stock Restrictions.    Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following until the lapse of all restrictions with respect to such Stock, as well as any other information the Company deems appropriate:

          Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Interline Brands, Inc. 2004 Equity Incentive Plan and a Restricted Stock Purchase and Award Agreement, dated as of                        , between Interline Brands, Inc. and                        . A copy of such Plan and Agreement is on file at the offices of Interline Brands, Inc.

Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities.

        (f)    Adjustments of Performance Goals.    The Committee may, during the Restricted Period and subject to Section 9, make such adjustments to the Performance Goals as it may deem appropriate to compensate for, or reflect (x) extraordinary or non-recurring events experienced during the Restricted Period by the Company or by any other corporation whose performance is relevant to the determination of whether the Performance Goals have been attained, (y) any significant changes that may have occurred during such Restricted Period in the applicable accounting rules or principles or changes in the Company's method of accounting or in that of any other corporation whose performance is relevant to the determination of the Performance Goals or (z) any significant changes that may have occurred during such Restricted Period in tax laws or other laws or regulations that alter or affect the computation of the measures of the Performance Goals.

        (g)    Applicability of Section 162(m).    To the extent a Restricted Stock Award or an Award of Restricted Share Units is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the (i) Performance Goals and (ii) schedule relating to the attainment of the Performance Goals with respect to such Award, shall be established in writing and administered by the Committee prior to the Restricted Period or during such period permitted by Section 162(m) of the Code as a condition to the lapse of the restrictions on any Restricted Stock Award or the earning of any Restricted Share Unit. At the completion of such Restricted Period, or at such other times during the Restricted Period as specified by the Committee in the Award agreement, the Committee shall determine and certify the extent to which the Performance Goals have been attained with respect to such Award. With respect to each Award of Restricted Stock or Restricted Share Units intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish and administer such Awards and Performance Goals (including the timing of the establishment of the Performance Goals, adjustment to the Performance Goals and the determination and certification of the extent to which the Performance Goals have been attained) in a manner designed to preserve such Awards as "performance-based compensation."

10.   Stock Bonus Awards

        The Committee may issue unrestricted Stock, or other Awards denominated in Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Bonus Award under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions. With respect to a Stock Bonus Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish and administer Performance Goals in the manner described in Section 9 as an additional condition to the vesting and payment of such Stock Bonus Awards.

11.   General

        (a)    Additional Provisions of an Award.    Awards to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to the Awards granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

        (b)    Privileges of Stock Ownership.    Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

        (c)    Government and Other Regulations.    The obligation of the Company to settle Awards in Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

        (d)    Tax Withholding.

          (i)    A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Stock or other property) of any required tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

          (ii)   Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (A) the delivery of shares of Stock owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

        (e)    Claim to Awards and Employment Rights.    No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.

        (f)    Designation and Change of Beneficiary.    Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

        (g)    Payments to Persons Other Than Participants.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

        (h)    No Liability of Committee Members.    No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        (i)    Governing Law.    The Plan shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and performed wholly within the State of New York.

        (j)    Funding.    No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

        (k)    Nontransferability.

          (i)    Each Award shall be exercisable only by a Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

          (ii)   Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards other than Incentive Stock Options to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to:

    (A)
    any person who is a "family member" of the Participant, as such term is used in the instructions to Form S-8 (collectively, the "Immediate Family Members");

    (B)
    a trust solely for the benefit of the Participant and his or her Immediate Family Members;

    (C)
    a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or

    (D)
    any other transferee that is a charitable organization exempt from taxation by reason of Section 501(c) of the Code, as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a "Permitted Transferee"); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan, and provided further that any Permitted Transferee shall be required to execute an agreement satisfactory to the Company evidencing its agreement to be bound by and subject to all of the terms and conditions of the Plan and any applicable Award Agreement relating to the transferred Award. The Company shall cooperate with any Permitted Transferee and the Company's transfer agent in effectuating any transfer permitted under this Section 11(k).

          (iii)  The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate, (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (D) the consequences of the termination of the Participant's employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

        (l)    Reliance on Reports.    Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or upon any other information furnished in connection with the Plan by any person or persons other than himself.

        (m)    Relationship to Other Benefits.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

        (n)    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

        (o)    Pronouns.    Masculine pronouns and other words of masculine gender shall refer to both men and women.

        (p)    Titles and Headings.    The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

        (q)    Termination of Employment.    Unless an applicable Award agreement provides otherwise, for purposes of the Plan, a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or an Affiliate.

        (r)    Severability.    If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        (s)    International Participants.    With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expect to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

        (t)    Section 409A of the Code.    To the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A of the Code. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Participant shall be solely responsible for, and nothing herein shall obligate the Company to pay for or on behalf of any Participant, any taxes imposed on such Participant under Section 409A of the Code in respect of any Award granted under the Plan.

        (u)    Cancellation of Award; Forfeiture of Gain.    Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, violates the Company's non-competition and/or non-solicitation agreements or engages in fraudulent conduct contributing to any financial restatements. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

12.   Changes in Capital Structure

        The Company shall make, in respect of Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards stated in Section 5(a) and the maximum number of shares of Stock with respect to which any one person may be granted Awards during any period stated in Sections 5(d) or 5(e), an equitable adjustment or substitution, in order to prevent substantial enlargement or dilution of a Participant's rights in a manner consistent with the purposes of the Plan, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment in Incentive Stock Options under this Section 12 shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

        Notwithstanding the above, in the event of any of the following:

        A.    The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than Stock or other equity interests of the surviving entity;

        B.    All or substantially all of the assets of the Company are acquired by another person;

        C.    The reorganization or liquidation of the Company; or

        D.    The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above;

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, (1) cancel any outstanding Awards and cause the holders thereof to be paid, in cash or shares of Stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event, and/or (2) if applicable, cause such Awards to be assumed by a successor entity and substituted with awards involving the common stock or other applicable equity unit of the successor entity with equivalent value and having terms and conditions of the substituted Awards that are no less favorable than the Awards granted by the Company. The terms of this Section 12 may be varied by the Committee in any particular Award agreement.

13.   Effect of Change in Control

        Except to the extent reflected in a particular Award agreement:

        (a)   In the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, all Options and SARs shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and the Restricted Period shall expire immediately with respect to 100 percent of such shares of Restricted Stock or Restricted Share Units (including a waiver of any applicable Performance Goals) and, to the extent practicable, such acceleration of exercisability and expiration of the Restricted Period (as applicable) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Stock subject to their Awards.

        (b)   In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.

        (c)   The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

14.   Nonexclusivity of the Plan

        Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

15.   Amendments and Termination

        (a)    Amendment and Termination of the Plan.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code); and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided further that no amendment may be made to the second proviso of paragraph (b) of this Section without shareholder approval. The termination date of the Plan, following which no Awards may be granted hereunder, is December 16, 2014; provided that such termination shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

        (b)    Amendment of Award Agreements.    The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided further that, except as is specifically provided by Section 12 or Section 13, without stockholder approval, (i) no amendment or modification may reduce the Option Price of any Option or the Strike Price of an SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Option Price or Strike Price), (iii) no Option or SAR may be exchanged for cash or another Award and (iv) the Committee may not take any other action which is considered a "repricing" for purposes of the shareholder approval rules of any applicable stock exchange.

*    *    *

As originally adopted by the Board at a meeting held on December 2, 2004; amended and restated by the Board by unanimous written consent dated March 13, 2006 and effective May 11, 2006 upon shareholder approval; amended by the Board [by unanimous written consent dated ] [at a meeting held on ], effective as of December 30, 2006; and further amended by the Board [by unanimous written consent dated ] [at a meeting held on ], and effective , 2008 upon shareholder approval

INTERLINE BRANDS, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Interline Brands, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e- mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting.
Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Interline Brands, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERLINE BRANDS, INC.

THE BOARD OF DIRECTORS RECOMMEND
A VOTE “FOR” ITEMS 1, 2 AND 3.

Vote on Directors	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. ELECTION OF CLASS I DIRECTORS	All	All	Except
Nominees:
01) Michael E. DeDomenico
02) John J. Gavin
03) Ernest K. Jacquet	☐	☐	☐

Vote on Proposals	For	Against	Abstain

2.    Proposal to approve amendments to Interline Brands, Inc.’s 2004 Equity Incentive Plan, including to increase the number of shares of common stock reserved for issuance and available for grants thereunder to 3,800,000 as of January 1, 2008 and to change the method by which shares subject to full value awards granted thereunder are counted against the 2004 Equity Incentive Plan’s share limit.

	☐	☐	☐

3. Proposal to ratify the selection of Deloitte & Touche, LLP as the independent registered public accounting firm of Interline Brands, Inc. for the fiscal year ending December 26, 2008.	☐	☐	☐

4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s).  If no direction is made, this proxy will be voted FOR items 1, 2 and 3.  If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full

	Yes	No		corporate name by duly authorized officer.
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

INTERLINE BRANDS, INC.

801 WEST BAY STREET

JACKSONVILLE, FL 32204

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 8, 2008

The stockholder(s) hereby appoint(s) Michael Agliata and David C. Serrano, or either of them, as proxies holders, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Interline Brands, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Eastern Time, on May 8, 2008, at The Hyatt Regency Jacksonville Riverfront, 225 East Coast Lane Drive, Jacksonville, Florida 32202, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meetingto be held on 05/08/08.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice and Proxy Statement and Annual Report

To view this material, have the 12-digit Control #(s) available and visit:   www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy.

To facilitate timely delivery please make the request as instructed below on or before 04/24/08.

To request material:     Internet:  www.proxyvote.com     Telephone: 1-800-579-1639     **Email:  sendmaterial@proxyvote.com

**If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

INTERLINE BRANDS,INC.
Vote In Person
INTERLINE BRANDS, INC. 801 W. BAY STREET JACKSONVILLE, FL

Many  stockholder meetings  have  attendance  requirements  including,  but   not  limited  to,  the  possession  of  an  attendance  ticket  issued  by  the entity  holding  the  meeting.  Please  check  the  meeting  materials  for  any  special  requirements  for  meeting  attendance. At  the  Meeting  you  will  need  to  request  a  ballot  to  vote  these  shares.

32204	Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use  the  Internet  to  transmit  your  voting  instructions  and  for  electronic  delivery  of  information  up  until  11:59 P.M.  Eastern  Time  the  day  before  the  meeting.  Have  your  notice  in  hand  when  you  access  the  web  site  and  follow  the instructions.

Meeting Location
The  Annual  Meeting  of  Stockholders  as  of 03/11/08  is  to  be  held  on  05/08/08 at  9:00 A.M. EDT  at:

The  Hyatt  Regency  Jacksonville  Riverfront

225  East  Coast  Lane  Drive
Jacksonville,  FL  32202

Voting items

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3.

1.	ELECTION OF CLASS I DIRECTORS
Nominees:
	01)	Michael E. DeDomenico
	02)	John J. Gavin
	03)	Ernest K. Jacquet

2.

Proposal  to  approve  amendments  to  Interline  Brands, Inc.’s  2004  Equity  Incentive  Plan,  including  to  increase  the  number  of  shares  of  common  stock  reserved  for  issuance  and  available  for  grants  thereunder  to  3,800,000  as  of  January 1,  2008  and  to  change  the  method  by  which  shares  subject  to  full  value  awards  granted  thereunder  are  counted  against  the  2004  Equity  Incentive  Plan’s  share  limit.

3.	Proposal to ratify the selection of Deloitte & Touche, LLP as the independent registered public accounting firm of Interline Brands, Inc. for the fiscal year ending December 26, 2008.

QuickLinks

Interline Brands, Inc. 801 West Bay Street Jacksonville, Florida 32204 (904) 421-1400 March 27, 2008
801 West Bay Street Jacksonville, FL 32204 (904) 421-1400 NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
OUR BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2 APPROVAL OF AMENDMENTS TO THE 2004 EQUITY INCENTIVE PLAN
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
2007 GRANTS OF PLAN-BASED AWARDS
2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
2007 OPTION EXERCISES AND STOCK VESTED
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD
PROPOSAL 3 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
OTHER MATTERS
APPENDIX A